UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a‑12

ARES COMMERCIAL REAL ESTATE CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0-11.

Ares Commercial Real Estate Corporation
245 Park Avenue, 42nd Floor
New York, NY 10167
April 4, 2024
Dear Stockholder:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Ares Commercial Real Estate Corporation (the “Company”) to be held on May 22, 2024 at 4:00 p.m., Eastern Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast to enable our stockholders to participate from any location that is convenient to them. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ACRE2024.
At the Annual Meeting, you will be asked to (i) elect three directors of the Company, (ii) ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, (iii) approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers and (iv) approve the Second Amendment to the Company’s Amended and Restated 2012 Equity Incentive Plan to increase the number of shares authorized for issuance under the Company’s Amended and Restated 2012 Equity Incentive Plan by 2,525,000 shares, each as more fully described in the accompanying proxy statement.
Your vote is important regardless of the number of shares you own.
We will be using the “Notice and Access” method of providing proxy materials to stockholders. We believe that this process will provide a convenient and quick way to access the proxy materials, including the Company’s proxy statement and 2023 annual report to stockholders, and authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.
On or about April 4, 2024, the Company will mail to stockholders a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice and Access card, containing instructions on how to access the proxy statement and 2023 annual report to stockholders and authorize a proxy to vote electronically via the Internet or by telephone. The Notice and Access card also contains instructions as to how stockholders can receive a paper copy of the proxy materials and authorize a proxy to vote by mail.
If you hold shares of the Company’s common stock in “street name” through a broker, bank or other institution or nominee, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares.
We urge you to submit your proxy voting instructions to the Company as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting during the Annual Meeting, but will assure that your vote is counted if you are unable to attend the Annual Meeting.
On behalf of the board of directors, thank you for your continued interest and support.

Sincerely,
/s/ WILLIAM S. BENJAMIN William S. Benjamin Chairman of the Board of Directors

Ares Commercial Real Estate Corporation
245 Park Avenue, 42nd Floor
New York, NY 10167

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2024
To the Stockholders of Ares Commercial Real Estate Corporation:
Notice is hereby given that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Ares Commercial Real Estate Corporation, a Maryland corporation (the “Company”), will be held on May 22, 2024 at 4:00 p.m., Eastern Time, for the following purposes:
1.    To elect three directors to serve until the Company’s 2027 annual meeting of stockholders, and until their successors are duly elected and qualify;
2.    To consider and vote upon the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.    To consider and vote upon a resolution to approve, on a non-binding advisory basis, the compensation of the Company's named executive officers for the fiscal year ended December 31, 2023, as described in the accompanying proxy statement;
4.    To consider and vote upon the approval of the Second Amendment to the Company’s Amended and Restated 2012 Equity Incentive Plan (the “Amended Equity Incentive Plan”) to increase the number of shares authorized for issuance thereunder by 2,525,000 shares; and
5.    To consider and take action upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast to enable our stockholders to participate from any location that is convenient to them. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ACRE2024. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.
Only the holders of record of shares of common stock of the Company at the close of business on the record date, March 26, 2024, will be entitled to receive notice of and vote at the Annual Meeting or any adjournment or postponement thereof. Such stockholders will be afforded the same rights and opportunities to vote, ask questions and participate as they would at an in-person annual meeting. In particular, such stockholders may submit questions live during the Annual Meeting by following the instructions and rules of conduct on the Annual Meeting website. During the Annual Meeting, the Company intends to answer questions that are pertinent to the Company and the official business of the Annual Meeting, subject to time constraints.
Your vote is important regardless of the number of shares you own. Accordingly, we urge you to promptly submit your proxy voting instructions even if you currently plan to attend the Annual Meeting. This will not prevent you from voting during the Annual Meeting, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

You have the option to revoke your proxy at any time prior to the Annual Meeting, or to vote your shares personally on request if you attend the Annual Meeting. If there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the meeting may be adjourned in order to permit further solicitation of proxies by the Company.
If you hold shares of the Company’s common stock in “street name” through a broker, bank or other institution or nominee, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares.
Your proxy is being solicited by the Company’s board of directors. The board of directors recommends that you vote FOR the election of the three nominees listed in the accompanying proxy statement to serve until the Company’s 2027 annual meeting of stockholders and until their successors are duly elected and qualify, FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, FOR the resolution to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2023, and FOR the approval of the Amended Equity Incentive Plan to increase the number of shares authorized for issuance thereunder by 2,525,000 shares.

By Order of the Board of Directors,
/s/ ANTON FEINGOLD Anton Feingold General Counsel, Vice President and Secretary
New York, New York
April 4, 2024
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 22, 2024: The proxy statement and the Company’s 2023 annual report are available at: http://materials.proxyvote.com/04013V.

Ares Commercial Real Estate Corporation
245 Park Avenue, 42nd Floor
New York, NY 10167

PROXY STATEMENT FOR
2024 ANNUAL MEETING OF STOCKHOLDERS
This proxy statement is being furnished to stockholders in connection with the solicitation of proxies by the board of directors (the “Board”) of Ares Commercial Real Estate Corporation, a Maryland corporation (the “Company,” “we,” “us” or “our”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 22, 2024 at 4:00 p.m., Eastern Time, or at any adjournment or postponement thereof. This proxy statement, the notice of annual meeting of stockholders and the related proxy card are first being made available to our stockholders on or about April 4, 2024.
The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast to enable our stockholders to participate from any location that is convenient to them. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ACRE2024.
This proxy statement is accompanied by our 2023 annual report, which includes audited financial statements for the fiscal year ended December 31, 2023 audited by Ernst & Young LLP, our independent registered public accounting firm, and their report thereon, dated February 21, 2024.
We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly authorize your proxy and we receive it in time for the Annual Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specify. If you return an executed proxy, but no specification is made, the votes entitled to be cast by you will be cast FOR the election of the three nominees listed in the accompanying proxy statement to serve until our 2027 annual meeting of stockholders and until their successors are duly elected and qualify, FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, FOR the resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2023, and FOR the approval of the Amended Equity Incentive Plan to increase the number of shares authorized for issuance thereunder by 2,525,000 shares. As to any other business which may properly come before the Annual Meeting or any postponements or adjournments thereof, the persons named as proxy holders on your proxy card will vote the shares of common stock represented by properly submitted proxies in their discretion.
Any stockholder “of record” (i.e., stockholders holding shares directly in their name) giving a valid proxy for the Annual Meeting may revoke it before it is exercised by giving a later dated properly executed proxy, by giving notice of revocation to us in writing before or at the Annual Meeting or by voting during the Annual Meeting. You may vote your shares at the Annual Meeting by using the control number on your Notice and Access card, proxy card, or voting instruction form and following the instructions at www.virtualshareholdermeeting.com/ACRE2024. If you have already voted previously, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote.
Unless revoked as stated above, the shares of common stock represented by valid proxies will be voted on all matters to be acted upon at the Annual Meeting. With respect to the election of directors, proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such matters. Stockholders have no dissenters’ or appraisal rights in connection with any of the proposals described herein. The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on March 26, 2024. As of the close of business on March 26, 2024, there were 54,422,613 shares of our common stock outstanding. Each share of common stock has one vote. The presence, by attendance at the Annual Meeting or by proxy, of the holders of shares of common stock entitled to cast a majority of the votes entitled to be cast shall constitute a quorum for the purposes of the Annual Meeting. If there are insufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Chairman of the meeting may adjourn the Annual Meeting in order to permit further solicitation of proxies. Abstentions and broker non‑votes will be deemed to be present for the purpose of determining a quorum for the Annual Meeting. A broker non‑vote occurs when a nominee holding shares for a beneficial owner (i.e., a broker) does not vote on a particular proposal because such nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (“NYSE”), the only item to be acted upon at the Annual Meeting with respect to which a broker or nominee will be permitted to exercise voting discretion is the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Therefore, if you hold your shares in “street name” and do not give the broker or nominee specific voting instructions on the election of the three nominees, the resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2023 or the approval of the Amended Equity Incentive Plan to increase the number of shares authorized for issuance thereunder by 2,525,000 shares, your shares will not be voted on those items, and a broker non‑vote will occur. Broker non‑votes will have no effect on the voting results for such items.
The affirmative vote of a plurality of the votes cast at a meeting at which a quorum is present is required under our Second Amended and Restated Bylaws (the “Bylaws”) to approve Proposal 1 (the election of three directors to serve until our 2027 annual meeting of stockholders and until their successors are duly elected and qualify). This means that the nominees with the most votes are elected. For purposes of the vote on Proposal 1, you may vote “For” or withhold authority to vote for each of the nominees to the Board. “Withheld” votes and broker non‑votes will not be counted as votes cast and will have no effect on the result of the vote. However, each director has agreed that if he or she receives more “Withheld” votes than “For” votes, the director will tender his or her resignation for consideration by the nominating and governance committee. For additional details, including a description of our director majority vote resignation policy, see the section of this proxy statement entitled “Proposal 1: Election of Directors.”
You may vote “For” or “Against,” or abstain from voting on Proposal 2 (to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm). The affirmative vote of at least a majority of all of the votes cast at a meeting at which a quorum is present is required for approval of Proposal 2 (meaning the number of shares voted “For” Proposal 2 must exceed the number of shares voted “Against” Proposal 2). For purposes of the vote on Proposal 2, abstentions will not be counted as votes cast and will have no effect on the result of the vote. There will not be broker non-votes with respect to Proposal 2.
You may vote "For" or "Against," or abstain from voting on Proposal 3 (to approve, on a non-binding, advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2023). The affirmative vote of at least a majority of all of the votes cast at a meeting at which a quorum is present is required for approval of Proposal 3 (meaning the number of shares voted "For" Proposal 3 must exceed the number of shares voted "Against" Proposal 3). For purposes of the vote on Proposal 3, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
You may vote “For” or “Against,” or abstain from voting on Proposal 4 (to approve the Amended Equity Incentive Plan to increase the number of shares authorized for issuance thereunder by 2,525,000 shares). The affirmative vote of at least a majority of all of the votes cast at a meeting at which a quorum is present is required for approval of Proposal 4 (meaning the number of shares voted “For” Proposal 4 must exceed the number of shares voted “Against” Proposal 4). For purposes of the vote on Proposal 4, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
We will bear the cost of solicitation of proxies in relation to this proxy statement. Proxies will be solicited by mail, by telephone, by electronic mail or by other electronic means or by requesting brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock held of record by such brokers, custodians, nominees and fiduciaries, each of whom we will reimburse for its expenses in so doing. In addition to the use of mail, directors, officers and regular employees of Ares Commercial Real Estate Management LLC, our external manager (our “Manager”), without special compensation therefor, may solicit proxies personally, by telephone, by electronic mail or by other electronic means from stockholders.
The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ACRE2024. To participate in the Annual Meeting, you will need the control number included on your Notice and Access card, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 4:00 p.m. Eastern Time on May 22, 2024. We encourage you to access the virtual meeting website prior to the start time. You should allow ample time to ensure your ability to access the meeting. The virtual meeting platform is supported across different internet browsers and various devices (desktops, laptops, tablets, and cell phones) that have the most updated version of applicable software installed. Technical support will be available beginning 15 minutes prior to, and through the conclusion of, the Annual Meeting.
Stockholders of record as of the close of business on March 26, 2024, the record date for the Annual Meeting, will be afforded the same rights and opportunities to vote, ask questions and participate as they would at an in-person annual meeting. We will hold a question and answer session with management immediately following the conclusion of the business to be conducted at the Annual Meeting. Stockholders may submit a question at any time during the meeting by visiting www.virtualshareholdermeeting.com/ACRE2024 and using the control number on your Notice and Access card, proxy card, or voting instruction form. During the Annual Meeting, we intend to answer questions that are pertinent to the Company and the official business of the Annual Meeting, subject to time constraints. The Chairman of the meeting has broad authority to conduct the Annual Meeting in an orderly manner, including establishing rules of conduct. A copy of the rules of conduct will be available online at the Annual Meeting.
The Board recommends that you vote FOR the election of the three nominees listed in this proxy statement to serve until our 2027 annual meeting of stockholders and until their successors are duly elected and qualify, FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, FOR the resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2023 and FOR the approval of the Amended Equity Incentive Plan to increase the number of shares authorized for issuance thereunder by 2,525,000 shares.

PROPOSAL 1: ELECTION OF DIRECTORS
Election of Directors
Under our charter (as amended, the “Charter”) and our Bylaws (as amended and restated, the “Bylaws”), our directors are divided into three classes. Directors are elected for a staggered term of three years each, with a term of office of only one of these three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies, or until the director’s earlier resignation, death or removal.
The terms of Rand S. April, Michael J Arougheti and James E. Skinner, the Class III directors, will expire at the Annual Meeting. On April 2, 2024, Mr. Arougheti notified the Company that he would not stand for re-election as a director of the Company when his current term expires at the Annual Meeting. Mr. Arougheti is expected to continue to serve the remainder of his term until the date of the Annual Meeting. Mr. Arougheti has served on the Board since its initial public offering in 2011. Mr. Arougheti’s decision to not run for re-election was based on the demands on his time from other professional commitments, including, among others, his roles as Chief Executive Officer, President and Director of Ares Management Corporation (NYSE: ARES), Executive Vice President and Co-Chairman and Director of Ares Capital Corporation (NASDAQ: ARCC) and Co-Chairman of Ares Acquisition Corporation II (NYSE: AACT), and was not the result of any disagreement relating to the Company’s operations, policies or practices. As a result, based on the recommendation of the nominating and governance committee of the Board, the Board, in accordance with the Bylaws, has nominated Bryan P. Donohoe, the Chief Executive Officer of the Company, for election as a Class III director and to hold office until the annual meeting to be held in 2027 and until his successor is duly elected and qualifies. The nominating and governance committee also has recommended, and the Board has nominated, Messrs. April and Skinner to stand for re‑election at the Annual Meeting and to hold office until the annual meeting to be held in 2027 and until their successors are duly elected and qualify. Messrs. April, Donohoe and Skinner have agreed to serve as directors if elected and have consented to be named as nominees.

A stockholder can vote for or withhold his or her vote from such director nominee. Nominees are elected by a plurality of the votes cast at the Annual Meeting. This means that Messrs. April, Donohoe and Skinner must receive the most votes to be elected as our directors for the term for which they have been nominated. However, pursuant to our Corporate Governance Guidelines, any nominee in an uncontested election who receives a greater number of votes withheld from his or her election than votes for his or her election will, within five days following the certification of the stockholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the nominating and governance committee. An “uncontested election” is an election in which the number of nominees is not greater than the number of Board seats open for election. The nominating and governance committee will then review the director’s continuation on the Board and recommend to the Board whether the Board should accept such tendered resignation. The Board, giving due consideration to the best interest of the Company and its stockholders, will evaluate the relevant facts and circumstances in connection with such director’s resignation, and will make a decision, within 90 days following the certification of the stockholder vote, on whether to accept the tendered resignation. Any director who tenders a resignation pursuant to the director resignation policy will not participate in the nominating and governance committee’s recommendation or the Board’s decision regarding the resignation. The Board will then promptly and publicly disclose its decision and, if applicable, the reasons for rejecting the tendered resignation.
In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the three nominees named herein. If any nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person as is nominated as a replacement by the nominating and governance committee and by the Board. The Board has no reason to believe that any nominee will be unable or unwilling to serve.
Information about the Nominees and Directors
The information set forth below was furnished to us by each director or nominee and sets forth as of April 4, 2024, the name, age, principal occupation or employment of each such person, all positions and offices such person has held with us, and the period during which he or she has served as our director or executive officer. Messrs. April, Donohoe and Skinner have not been proposed for election nor has any director been selected as a director pursuant to any agreement or understanding with us or any other person.
Currently, the Board is comprised of eight members, which are divided into three classes serving staggered terms. Each director generally serves until the annual meeting of stockholders held in the third year following the year of his or her election and until a successor is duly elected and qualifies. The Bylaws provide that a majority of the entire Board may at any time increase or decrease the number of directors. However, unless the Bylaws are amended, the number of directors may never be less than the minimum required by the Maryland General Corporation Law, or more than 15.
We divide our directors into two groups—interested directors and independent directors. Independent directors are directors that the Board has affirmatively determined satisfy the requirements of Rule 303A.02 of the NYSE Listed Company Manual. Directors for which no such determination has been made are considered interested directors.

Name	Age	Position(s) Held with Company and Length of Time Served
Rand S. April	73	Director (Class III Director) since April 2016*
Michael J Arougheti (not standing for re-election)	51	Director (Class III Director) since September 2011 (Chairman of the Board from September 2011 through March 2014)
William S. Benjamin	60	Director (Class II Director) and Chairman of the Board since February 2018
Caroline E. Blakely	69	Director (Class II Director) since February 2014*
William L. Browning	70	Director (Class I Director) since February 2014*
Edmond N. Moriarty III	63	Director (Class I Director) since April 2018*
Rebecca J. Parekh	45	Director (Class I Director) since December 2021*
James E. Skinner	70	Director (Class III Director) since April 2016*
Bryan P. Donohoe (director nominee)	45	Chief Executive Officer since December 2019 (Class III Director Nominee)
_____________________________________

*    Our Board has affirmatively determined that this director is independent for purposes of the NYSE corporate governance listing requirements.
In making independence determinations, the Board reviewed information provided by the directors and the nominee and by us with regard to the directors’ business and personal activities as they relate to us and our affiliates, including, beneficial ownership of our common stock, and in the case of Mr. April that he is a limited partner in certain funds affiliated with Ares Management Corporation (“Ares Management”), which is the parent company of our Manager. The Board has concluded that such relationship does not impair Mr. April’s independence.
Based on the recommendations of the nominating and governance committee, the Board has identified certain desired attributes for directors. Each of the directors has demonstrated high character and integrity, superior credentials and recognition in his or her respective field and the relevant expertise and experience upon which to be able to offer advice and guidance to our management. Each of the directors also has sufficient time available to devote to our affairs, is able to work with the other members of the Board and contribute to our success and can represent the long‑term interests of our stockholders as a whole. The directors have been selected such that the Board represents a range of backgrounds and experience. There is no familial relationship among any of the members of the Board or executive officers.
Set forth below is biographical information for the nominees and directors as of April 4, 2024. The biographical information of each nominee and director includes a discussion of such director’s particular experience, qualifications, attributes or skills, as of the date of this proxy statement, that lead us to conclude that such individual should serve as a director, in light of our business and structure.
Nominees for Class III Directors (If current director, current term expires at this Annual Meeting)
Rand S. April is one of our Class III directors and currently serves as a member of the compensation committee and Chair of the nominating and governance committee. Mr. April was a Partner of Skadden, Arps, Slate, Meagher & Flom LLP, an international law firm, for three decades until 2013 and Mr. April served as the leader of Skadden’s Los Angeles office from 1994 until 2012. Subsequent to Mr. April’s retirement as a Partner in 2013, he was Of Counsel to Skadden until April 2016. During his time at Skadden, Mr. April had an extensive real estate and finance practice, regularly advising both U.S. and international clients in transactions involving a wide variety of real estate asset classes. He has considerable experience with the public and private offering of various types of real estate securities, including REIT and securitized debt offerings. Mr. April serves as a consultant to various real estate related companies, from time to time. In addition, Mr. April is a longtime board member and former Chairman of Public Counsel Law Center, the nation’s largest pro bono law firm serving the indigent, where he was interim President and Chief Executive Officer in 2015. Mr. April is also a board member of Town Hall Los Angeles (now known as Los Angeles World Affairs Council Town Hall), where he served as Chairman from 2010 to 2011, and a member of the Advisory Board of the Los Angeles Sports and Entertainment Commission. From July 2016 to June 2019, Mr. April served as general counsel to, and since June 2019 has served as a board member of, the Karsh Family Social Service Center, Inc., an organization that provides comprehensive support services for indigent clients and other individuals in the surrounding community. Mr. April holds a B.A., phi beta kappa, from Northwestern University and a J.D. from Columbia University School of Law, where he was a Harlan Fiske Stone Scholar. Mr. April’s extensive experience as a partner of a major international law firm and as a real estate and finance lawyer advising companies, including REITs, in transactions involving a wide variety of real estate asset classes, provides the Board with valuable knowledge and insight into the real estate industry.
James E. Skinner is one of our Class III directors and currently serves as a member of the audit committee and as the Chairperson of the compensation committee. Mr. Skinner held various senior management positions with Neiman Marcus Group, Inc. and its related and predecessor companies from June 2001 until his retirement in February 2016, including serving as Vice Chairman between July 2015 and February 2016, Executive Vice President, Chief Operating Officer and Chief Financial Officer between October 2010 and July 2015, and serving as Executive Vice President and Chief Financial Officer from 2007 to 2010. Mr. Skinner served as Senior Vice President and Chief Financial Officer of CapRock Communications Corp. in 2000 and from 1991 until 2000, Mr. Skinner served in several positions with CompUSA Inc., including Executive Vice President and Chief Financial Officer beginning in 1994. Mr. Skinner also served as a partner with Ernst & Young from 1987 until 1991. Mr. Skinner serves on the board of directors of Shift Technologies, an end-to-end auto commerce platform in the used car industry. Mr. Skinner was previously a director of (i) CarLotz, Inc. (NASDAQ: LOTZ), a used vehicle consignment and retail remarketing business, (ii) Acamar Partners Acquisition Corp. (NASDAQ: ACAM), a consumer and retail sector focused acquisition company, which completed a business combination with CarLotz, Inc. in January 2021, (iii) Fossil Group, Inc. (NASDAQ: FOSL), a global design, marketing and distribution company of consumer fashion accessories and (iv) Hudson Ltd. (NYSE: HUD), one of the largest travel retailers North America. Mr. Skinner holds a B.B.A. from Texas Tech University and is a certified public accountant in Texas. Mr. Skinner provides the Board with extensive leadership experience obtained from his service as a chief financial officer of large organizations and his extensive knowledge in accounting, finance, capital markets, strategic planning and risk management.
New Director Nominee

Bryan P. Donohoe has been nominated as one of our Class III directors and has been our Chief Executive Officer since December 2019. Mr. Donohoe serves as a Partner and Co-Head of U.S. Real Estate in Ares Real Estate and serves on the Ares Real Estate’s Global and Debt Investment Committees. Prior to joining Ares in December 2019, Mr. Donohoe, was a Managing Director for Commercial Real Estate Debt in the Real Estate Investment Group of AllianceBernstein, a global investment management firm. Prior to joining AllianceBernstein, from 2010 to 2013, Mr. Donohoe was a senior professional at Ranieri Real Estate Partners. Prior to that, Mr. Donohoe spent approximately 10 years at Deutsche Bank, where he originated, structured and closed first mortgage loans in addition to structuring, pricing and disposing of over $4 billion of B-notes and mezzanine debt. Mr. Donohoe holds a B.A. degree in Political Science from Middlebury College. Mr. Donohoe’s service as our Chief Executive Officer and significant experience in the banking, real estate and asset management industries will provide the Board with valuable insight into our business and industry perspective.

Directors Continuing in Office
Class I Directors (Current term expires at the 2025 Annual Meeting of Stockholders)
William L. Browning is one of our Class I directors and currently serves as the Chairperson of the audit committee and as a member of the compensation committee. Mr. Browning has dedicated his time to serving on boards of directors since January 2012. From 1999 to January 2012, Mr. Browning was a senior client service partner at Ernst & Young LLP, a global leader in assurance, tax, transaction and advisory services. From 2008 to 2012, Mr. Browning served as the managing partner for Ernst & Young LLP’s Los Angeles office, which at the time of his departure was Ernst & Young LLP’s second largest practice in the Americas and the largest public accounting firm in Los Angeles with over 1,200 professionals and over $400 million in annual revenues. Mr. Browning’s extensive industry sector experience includes: real estate and REITs, financial services (commercial banks, asset management, consumer finance, credit card and mortgage companies), private equity, energy (upstream/downstream, refining and natural gas), engineering and construction, and technology. Before joining Ernst & Young LLP, Mr. Browning began his professional career with Arthur Andersen & Co. in 1976, where he was admitted to partnership in 1987 and named office managing partner of its Oklahoma office in 1994. At Arthur Andersen & Co. in Oklahoma and in Los Angeles, California, Mr. Browning served clients in a wide variety of industries and led the firm’s domestic banking practice and regulatory compliance practice. Mr. Browning also serves on the board of directors of (i) McCarthy Holdings and (ii) Five Point Holdings, LLC, an owner and developer of mixed-use, master-planned communities. Mr. Browning was previously a director of (i) Parsley Energy, Inc. (NYSE), an independent oil and natural gas company that was acquired in 2021 by Pioneer Natural Resources Company (NYSE), (ii) Blackbrush Oil and Gas LP, an independent oil and gas exploration and development company that is also a portfolio company of a fund managed by an affiliate of our Manager and (iii) McCarthy Building Companies, Inc., one of the top 10 U.S. commercial builders and the oldest American Construction Company. Mr. Browning volunteers on the board of CARE, a non‑profit organization focused on assisting young adults with chemical abuse issues. Mr. Browning holds a B.B.A. from the University of Oklahoma and was a certified public accountant in Oklahoma, California and Texas. Mr. Browning’s experience in accounting and auditing, including in the real estate and REIT industries, provides the Board and, specifically, the audit committee, with valuable knowledge, insight and experience in such matters.

Edmond N. Moriarty III is one of our Class I directors and currently serves as a member of the audit committee and as a member of the nominating and governance committee. Mr. Moriarty has been the Executive Vice President and Chief Operating Officer of Rockefeller Capital Management since October 2022 and a member of its Executive Committee since March 2018. From March 2018 to October 2022, Mr. Moriarty was the Chief Financial Officer and Chief Risk Officer of Rockefeller Capital Management. From February 2010 to February 2016, Mr. Moriarty served in various senior management positions with Morgan Stanley, including as the Head of Merchant Banking & Real Estate Investing, Alternative Investment Partners (AIP), and Managed Futures at Morgan Stanley, which managed $77 billion of assets under management in the aggregate across a variety of alternative strategies and products. Prior to this role, he was the Chief Operating Officer of Investment Management at Morgan Stanley from 2010 to 2013. He was also a member of Morgan Stanley’s Management Committee, Firm-wide Risk Committee, Asset/Liability Management Committee and Global Franchise Committee. Before joining Morgan Stanley, Mr. Moriarty worked for Merrill Lynch & Co. from 1987 through 2008, where he finished as a Senior Vice President and Co-Chief Risk Officer and was selected to join the senior transition leadership team for the merger of Merrill Lynch & Co. with Bank of America Corp. At Merrill, he held a variety of leadership roles during his tenure across investment banking, capital markets, and risk management. He initially joined Merrill Lynch & Co. as an investment banker in 1987. Mr. Moriarty is currently Chair of the Board of Trustees of Elon University. He was formerly a trustee of Homeless Solutions, Inc., a non-profit, based in Morristown, NJ and Vice Chairman of the Board of Trustees of the Gill St. Bernard’s School. He received his bachelor’s degree from Hamilton College and MBA from the Darden School of Business at the University of Virginia. Mr. Moriarty’s significant experience in the banking, real estate and asset management industries provides the Board with valuable real estate, economic, and capital markets experience.

Rebecca J. Parekh is one of our Class I directors and currently serves as a member of the nominating and governance committee. Ms. Parekh is the Co-Founder and Chief Executive Officer of The Well, an integrated wellness club and lifestyle brand, and has served in such role since 2016. Previously, she served as the Chief Operating Officer for Deepak Chopra Radical Well-Being, LLC from 2014 to 2016. Prior to that, Ms. Parekh spent ten years at Deutsche Bank Securities, focused primarily on structured credit, where she held various positions including Head of the U.S. Private Institutional Client Group and Head of Cross Product Sales. Alongside her business roles, Ms. Parekh served on the Steering Committee of the Bank’s Women’s Network. Ms. Parekh is also an active leader in the community serving as an Advisor to the Tufts Friedman School of Nutrition Entrepreneurship Program. She was the Co-Founder and Executive Director of the Global Foundation for Eating Disorders (GFED), a non-profit organization dedicated to funding medical research to advance cutting edge treatment in the field. She also sits on the board of several social impact companies and non-profit foundations Ms. Parekh holds a Bachelor’s Degree in Biological Anthropology from the University of Michigan. Ms. Parekh's significant experience in business building, strategic thinking and cultural leadership, as well as her experience in the banking and client services industries provide the Board with valuable knowledge, insight and perspective.

Class II Directors (Current term expires at the 2026 Annual Meeting of Stockholders)
William S. Benjamin is one of our Class II directors and the Chairman of the Board. Mr. Benjamin is a Partner and Co-Head of Ares Real Estate and a member of the Executive Management Committee of Ares Management. Additionally, Mr. Benjamin serves on the Ares Real Estate’s Global and Debt Investment Committees. Mr. Benjamin also serves as Co-Chairman of Ares Industrial Real Estate Income Trust Inc. In 2013, Mr. Benjamin joined Ares Management through its acquisition of AREA Property Partners, where he was a Senior Partner. Mr. Benjamin joined the predecessor of AREA Property Partners from Bankers Trust Corp in 1995, where he worked in the Real Estate Finance Group since 1986. He is a

Trustee of Impetus, a UK based charity focused on improving access to education and employment for disadvantaged youth. Mr. Benjamin graduated from Harvard with a Bachelor of Arts degree and holds a Master of Business Administration degree from University of Pennsylvania, Wharton School. Mr. Benjamin’s extensive experience in the global commercial real estate markets and as a senior real estate executive enables him to provide the Board with leadership and financial expertise as well as insight into the current status of the global real estate and financial markets.
Caroline E. Blakely is one of our Class II directors and currently serves as Lead Independent Director. Ms. Blakely was elected in April 2022 for a three-year term, to sit on the Board of Directors of the National Cooperative Bank, a federally charted institution headquartered in Arlington, VA, focusing on lending to businesses that operate in a cooperative business model. Ms. Blakely was the Chief Executive Officer and President of Rebuilding Together, Inc., a leading national nonprofit in safe and healthy housing, from January 2016 to February 2024. Ms. Blakely was a partner in the Real Estate Group at Cassin & Cassin LLP, a law firm providing legal services that focus on real estate finance, real estate transactions and private client services from October 2013 to December 2015. Prior to joining Cassin & Cassin LLP, Ms. Blakely served as a Vice President of the multifamily business of the Federal National Mortgage Association (“Fannie Mae”) from April 1999 to October 2013. In this capacity, Ms. Blakely defined the strategic direction for Fannie Mae’s growing asset management and counterparty responsibilities. In addition, Ms. Blakely was responsible for mitigating the financial and operational risk of 24 Delegated Underwriting Servicing Lenders, including assessing the counterparty’s capital adequacy to share risk with Fannie Mae. She initiated performing note sales and negotiated the first sale of multifamily mortgage servicing rights. Ms. Blakely also served as Chief Marketing Officer of National Cooperative Bank (“NCB”) and as Senior Managing Director of NCB’s Corporate Banking and Commercial Real Estate Divisions from 1992 to 1999, during which time she served as a member of NCB’s Executive Committee and as President of NCB Capital Corporation. In 1980, Ms. Blakely founded a law firm specializing in structured finance and real estate lending for acquisition, development and construction loans, where she practiced until 1992. Ms. Blakely currently serves as a member of the board of Ares Charitable Foundation, an independent 501(c)(3) charitable organization. Ms. Blakely holds a B.A. in English from the University of Virginia and a J.D. from Georgetown University Law Center, where she graduated cum laude. Ms. Blakely’s significant experience as a lawyer and adviser to real estate investors and real estate transaction experience provides valuable knowledge to the Board.

Director Not Standing for Re-election (Term expires at this Annual Meeting)

Michael J Arougheti is one of our Class III directors. He served as the Chairman of the Board from September 2011 through March 2014. Mr. Arougheti is a Co-Founder and the Chief Executive Officer and President, as well as a Director of Ares Management Corporation. He is a member of the Ares Executive Management Committee, the Ares Enterprise Risk Committee and is on the board of directors of the Ares Charitable Foundation. He additionally serves as Co-Chairman of Ares Capital Corporation (NASDAQ: ARCC) and Co-Chairman of Ares Acquisition Corporation (NYSE: AAC). Mr. Arougheti also is a member of the Ares Credit Group’s U.S. Direct Lending and Pathfinder Investment Committees and the Ares Equity Income Opportunity Strategy Portfolio Review Committee. Prior to joining Ares in 2004, Mr. Arougheti was employed by Royal Bank of Canada from 2001 to 2004, where he was a Managing Partner of the Principal Finance Group of RBC Capital Partners and a member of the firm's Mezzanine Investment Committee. Mr. Arougheti oversaw an investment team that originated, managed and monitored a diverse portfolio of middle-market leveraged loans, senior and junior subordinated debt, preferred equity and common stock and warrants on behalf of RBC and other third-party institutional investors. Mr. Arougheti joined Royal Bank of Canada in October 2001 from Indosuez Capital, where he was a Principal and an Investment Committee member, responsible for originating, structuring and executing leveraged transactions across a broad range of products and asset classes. Prior to joining Indosuez in 1994, Mr. Arougheti worked at Kidder, Peabody & Co., where he was a member of the firm's Mergers and Acquisitions Group. Mr. Arougheti also serves on the boards of directors of Riverspace Arts, a not-for-profit arts organization and Operation HOPE, a not-for-profit organization focused on expanding economic opportunity in underserved communities through economic education and empowerment. Additionally, he is a member of the PATH Organization Leadership Council. Mr. Arougheti received a B.A. in Ethics, Politics and Economics, cum laude, from Yale University.

The Board recommends that you vote FOR the election of Rand S. April, Bryan P. Donohoe and James E. Skinner as directors of our Company for the term for which they have been nominated.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee and the Board have selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and are submitting the selection of Ernst & Young LLP to our stockholders for ratification. Ernst & Young LLP has audited our financial statements since our inception in September 2011 through the fiscal year ended December 31, 2023, and has also provided us certain other audit and audited-related services. None of our Charter, Bylaws or applicable law requires stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. However, the Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.
If our stockholders fail to ratify the selection of Ernst & Young LLP, the audit committee and the Board will consider whether or not to direct the appointment of a different independent registered public accounting firm. Even if the selection is ratified, the audit committee and the Board may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests.
We expect that a representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she so chooses and will be available to answer questions.
Principal Accountant Fees and Services
The following are aggregate fees billed to us by Ernst & Young LLP during the fiscal year ended December 31, 2023 and December 31, 2022:

	Fiscal Year Ended December 31, 2023	Fiscal Year Ended December 31, 2022
Audit Fees	$835,000	$738,000
Audit‑Related Fees	$—	$75,000
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$835,000	$813,000
Audit Fees
Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings, our registration statements and securities offerings. The increase in audit fees for 2023 as compared to 2022 was primarily attributable to cost of living adjustment and increased complexity of our investment portfolio.
Audit-Related Fees
Audit‑related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” For the year ended December 31, 2022, audit‑related fees were primarily related to audit related consultations, agreed-upon procedures engagements that are not required by statute or regulation and certain required Securities and Exchange Commission filings. There were no such audit-related fees for 2023.
Tax Fees
Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and tax compliance, customs and duties, mergers and acquisitions and tax planning.

All Other Fees
All other fees consist of fees for products and services other than the services reported above.
The audit committee, or the chairperson of the audit committee to whom such authority was delegated by the audit committee, must pre‑approve all services provided by the independent registered public accounting firm. Any such pre‑approval by the chairperson must be presented to the audit committee at its next regular quarterly meeting. The audit committee has also adopted policies and procedures for pre‑approving certain non‑prohibited work performed by our independent registered public accounting firm. Specifically, the committee has pre‑approved the use of Ernst & Young LLP for specific types of services within the following categories: audit, audit‑related, tax and other. In each case, the committee has also set a specific annual limit, which can be updated, on the amount of such services which we may obtain from our independent registered public accounting firm. The audit committee does not delegate its responsibilities to pre‑approve services performed by the independent registered public accounting firm to management.
The affirmative vote of at least a majority of the votes cast at the Annual Meeting is required for the approval of this proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR this proposal.
The Board, based on the approval and recommendation of the audit committee, recommends a vote FOR this proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

PROPOSAL 3: APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023
As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Board is providing our stockholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in accordance with SEC rules in this proxy statement. This proposal is commonly known as a "say-on-pay" proposal. At the 2019 annual meeting of stockholders, we asked our stockholders to indicate if we should hold an advisory vote on the compensation of our named executive officers every one, two or three years. At such 2019 annual meeting of stockholders, our stockholders voted in favor of an advisory vote every year. Accordingly, we again are asking our stockholders to approve the compensation of our named executive officers, this time for the fiscal year ended December 31, 2023, as disclosed in this proxy statement in accordance with the SEC's rules. The compensation of our named executive officers as disclosed in this proxy statement includes the disclosure under "Compensation Discussion and Analysis," the compensation tables and other narrative executive compensation disclosure in this proxy statement, as required by SEC rules.
We are externally managed and advised by our Manager, a SEC registered investment adviser, pursuant to the terms of the Amended and Restated Management Agreement between us and our Manager, dated July 26, 2022 (the "Management Agreement"). We rely on our Manager to provide us with investment advisory services. Our named executive officers as described in this proxy statement are employees of our Manager or one of its affiliates and do not receive cash compensation from us for serving as our named executive officers. We do not reimburse our Manager for the salaries and other compensation of its personnel, except for the allocable share of the salaries and other compensation of (a) our Chief Financial Officer, based on the percentage of his time spent on the Company’s affairs and (b) other corporate finance, tax, accounting, internal audit, legal, risk management, operations, compliance and other non-investment professional personnel of our Manager or its affiliates who spend all or a portion of their time managing our affairs based on the percentage of their time spent on the Company’s affairs. However, we do not determine the compensation payable by our Manager to Mr. Yoon, our Chief Financial Officer, or the other personnel described above. The amounts payable to our Manager pursuant to the Management Agreement that relate to reimbursement of our Manager for the compensation paid by it to our named executive officers are described in more detail under "Compensation Discussion and Analysis" below.
In addition, our outside directors, officers, advisors, consultants, key personnel, our named executive officers, our Manager and its personnel who support our Manager in providing services to us under the Management Agreement and others who provide or are expected to provide bona fide services to us and to the other Participating Companies (as defined therein) are eligible to receive grants of incentive compensation under our Amended and Restated 2012 Equity Incentive Plan (our “Equity Incentive Plan”). Please refer to "Compensation Discussion and Analysis" below for a description of grants made under our Equity Incentive Plan.
Accordingly, the following resolution will be presented to our stockholders at the Annual Meeting for approval on a non-binding, advisory basis:
RESOLVED, that the stockholders of the Company approve, on a non-binding, advisory basis, the compensation payable to the Company’s named executive officers for the fiscal year ended December 31, 2023, as disclosed in the Company’s proxy statement for the Company’s 2024 Annual Meeting of Stockholders pursuant to Securities and Exchange Commission rules, including the disclosure under “Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure in the Company’s proxy statement for the Company’s 2024 Annual Meeting of Stockholders.
Although this proposal is advisory and non-binding, the Board and the compensation committee value the opinion of our stockholders and will consider the voting results when making future decisions regarding the compensation of our named executive officers.
The affirmative vote of at least a majority of the votes cast at the Annual Meeting is required for the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2023. The persons named in the accompanying proxy intend to vote proxies received by them in favor of this proposal unless a choice of "Against" or "Abstain" is specified. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for determining the presence of a quorum.
The Board recommends a vote FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers for the fiscal year ended December 31, 2023, as disclosed in this proxy statement pursuant to Securities and Exchange Commission rules, including the disclosure under "Compensation Discussion and Analysis," the compensation tables and other narrative executive compensation disclosure in this proxy statement.

PROPOSAL 4: APPROVAL OF THE AMENDED EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER BY 2,525,000 SHARES

The Company maintains the Ares Commercial Real Estate Corporation Amended and Restated 2012 Equity Incentive Plan (as amended, restated and/or modified from time to time), which is available to provide equity-based incentives to issue awards to outside directors, officers, advisers and consultants of the Company, to personnel of our Manager or its affiliates and to others expected to provide bona fide services to the Company.

In 2024, the compensation committee engaged Ferguson Partners Consulting, L.P. ("FPC") as its independent compensation consultant. The compensation committee, in consultation with FPC, reviewed a range of options with respect to our compensation program and the methods available to us, including by means of granting equity-based awards (i) to further align the interests of our Manager and its personnel who support our Manager in providing services to us under the Management Agreement with those of our stockholders and (ii) to attract new personnel with outstanding qualifications. In connection with this review, the Board determined that it was necessary to increase the number of shares available for future issuance under the Equity Incentive Plan for such purposes.

On April 2, 2024, subject to stockholder approval at the Annual Meeting, the Board unanimously approved the Amended Equity Incentive Plan, to be effective as of the date of the Annual Meeting. At the Annual Meeting, our stockholders will be asked to approve the Amended Equity Incentive Plan, which amends the Equity Incentive Plan as follows:

Increase of the Share Reserve. The Amended Equity Incentive Plan will increase the total number of shares of common stock subject to the Equity Incentive Plan by increasing the number of available shares by 2,525,000 shares of common stock. As of December 31, 2023, 428,959 shares of common stock remain available for future issuance under the Equity Incentive Plan and 1,063,366 restricted stock units remain unvested. If the Amended Equity Incentive Plan is approved, 2,953,959 shares of common stock will be available for future issuance.

Prior to the Annual Meeting, our independent directors will receive an annual fee, a portion of which will be paid in shares of restricted common stock. For details regarding the annual fee, see “Compensation of Directors.” The Board believes that it is important to maintain a sufficient number of shares of common stock available for future issuance to enable the Company to issue awards to outside directors, officers, advisers and consultants of the Company, to personnel of our Manager or its affiliates and to others expected to provide bona fide services to the Company to, among other things, create incentives for the recipients to improve our long-term stock price performance and to focus on our long-term business objectives, financial success and long-term growth. The Board believes that the proposed increase in the share reserve is necessary to ensure that a sufficient reserve of common stock remains available for issuance to allow us to continue to utilize equity incentives.

If stockholders do not approve the Amended Equity Incentive Plan, the current share reserve under the Equity Incentive Plan will continue in effect.

Description of the Amended Equity Incentive Plan

The material features of the Amended Equity Incentive Plan are described below. The following description of the Amended Equity Incentive Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended Equity Incentive Plan. Stockholders are urged to read the actual text of the Amended Equity Incentive Plan in its entirety, which is attached to this proxy statement as Exhibit A.

Purpose

The Amended Equity Incentive Plan is intended to provide equity-based incentives to outside directors, officers, advisers and consultants of the Company, to personnel of our Manager or its affiliates and to others expected to provide bona fide services to the Company to encourage a proprietary interest in the Company, in order to encourage such personnel to remain in the service of the Company, to attract new personnel with outstanding qualifications, and to afford additional incentives to all such personnel to increase their efforts in providing significant services to the Company. All employees of the Manager and its affiliates are eligible to participate in the Amended Equity Incentive Plan.

Administration

The compensation committee has the authority to administer and interpret the plan, to authorize the granting of awards, to determine who is eligible to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the plan or the administration or interpretation thereof. In connection with this authority, the compensation committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. Our Equity Incentive Plan is, and any approved amendments will be, administered by the compensation committee, which is currently comprised of three outside directors, each of whom is (i) to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director and (ii) an "independent director" as defined under Section 303A.02 of the NYSE Listed Company Manual or other applicable stock exchange rules.

Available Shares

Our Amended Equity Incentive Plan provides that, subject to adjustments for recapitalizations and other corporate transactions, the total number of shares of common stock reserved and available for issuance with respect to awards granted under the Amended Equity Incentive Plan shall be 5,015,000 shares of common stock. Subject to the foregoing limit, if an option or other award or any portion thereof granted under our Amended Equity Incentive Plan expires or terminates without having been exercised or paid, as the case may be, or a restricted stock unit award is settled in cash, the shares subject to such award or portion thereof will again become available for the issuance of additional awards. Shares of common stock that are tendered in payment of an option exercise price, withheld to satisfy tax withholding obligations, repurchased by us with the proceeds from an option exercise, or covered by a stock appreciation right (to the extent settled in shares of common stock) will be considered issued pursuant to the Amended Equity Incentive Plan and will not again become available for the issuance of additional awards. No new award may be granted under our Amended Equity Incentive Plan after the tenth anniversary of the date that such Equity Incentive Plan, as amended, was last approved by the Board (which occurred on February 9, 2022). No award may be granted under our Amended Equity Incentive Plan to any person who, assuming exercise of all options and payment of all awards held by such person would own or be deemed to own more than 9.8% of the outstanding shares of our common stock. The maximum grant date fair value of equity awards granted to an outside director and all other compensation paid to such director under the Amended Equity Incentive Plan during any one calendar year will be $500,000.

Awards Under the Plan

Options. The terms of specific options shall be determined by the compensation committee. The exercise price of an option shall be determined by the compensation committee and reflected in the applicable award agreement, and may not be lower than 110% of the fair market value of our common stock on the date of grant. Options will be exercisable at such times and subject to such terms as determined by the compensation committee. Options generally will expire not later than ten years after the date of grant.

Restricted Shares of Common Stock. A restricted stock award is an award of shares of common stock that are subject to restrictions on transferability and such other restrictions, if any, as the compensation committee may impose. Grants of restricted shares of common stock will be subject to vesting schedules as determined by the compensation committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established performance criteria, in installments or otherwise, as the compensation committee may determine. Unless otherwise stated in the applicable award agreement, a participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the shares.

Restricted Stock Units. Restricted stock units are bookkeeping entries, each of which represents the equivalent of one share of common stock, and which may be settled in cash or shares of common stock as the compensation committee may designate in an award agreement or otherwise. Restricted stock units shall be subject to vesting based on continued employment or service or the satisfaction of pre-established performance criteria, or such other restrictions as the compensation committee shall determine.

Phantom Shares. A phantom share represents a right to receive the fair market value of a share of common stock, or, if provided by the compensation committee, the right to receive the fair market value of a share of common stock in excess of a base value established by the compensation committee at the time of grant. Phantom shares shall be subject to vesting based on continued employment or service or the satisfaction of pre-established performance criteria, or such other restrictions as the compensation committee shall determine. Phantom shares may generally be settled in cash or by transfer of shares of common stock (as may be elected by the participant or the compensation committee, or as may be provided by the compensation committee at grant).

Dividend Equivalents. A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of common stock) of dividends paid on shares of common stock otherwise subject to an award. The compensation committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional shares of common stock. The compensation committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Other Share-Based Awards. Our Amended Equity Incentive Plan authorizes the granting of other awards based upon shares of our common stock (including the grant of securities convertible into shares of common stock and share appreciation rights), subject to terms and conditions established at the time of grant.

Change in Control

Upon a Change in Control (as defined in our Amended Equity Incentive Plan), the compensation committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the compensation committee determines that the adjustments do not have a substantial adverse economic impact on the participants (as determined at the time of the adjustments).

Amendments

The compensation committee may amend, alter, suspend or discontinue our Amended Equity Incentive Plan but cannot take any action that would impair the rights of a participant in existing grants without such participant's consent. NYSE rules or other applicable regulations may require approval of our stockholders for any amendment that would:

•other than through adjustment as provided in our Amended Equity Incentive Plan, increase the total number of shares of common stock available for issuance under our Amended Equity Incentive Plan; or

•change the class of directors, officers, advisers and consultants of the Company and the breadth of personnel of our Manager or its affiliates or others expected to provide bona fide services to the Company eligible to participate in our Amended Equity Incentive Plan.

The compensation committee may not, other than in connection with a recapitalization or a change in control, without prior stockholder approval and only to the extent permitted by Code Section 409A, (i) amend the terms of outstanding options or stock appreciation rights to reduce the exercise price of such outstanding options or stock appreciation rights; (ii) cancel outstanding options or stock appreciation rights in exchange for or substitution of options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights; or (iii) cancel outstanding options or stock appreciation rights with an exercise price above the current share price in exchange for cash or other securities. The compensation committee may amend the terms of any award granted under our Amended Equity Incentive Plan, prospectively or retroactively, but generally may not impair the rights of any participant in existing grants without his or her consent.

Tax Consequences Relating to Options issued under the Amended Equity Incentive Plan

The federal income tax consequences arising with respect to awards granted under the Amended Equity Incentive Plan will depend on the type of award. From the recipients' standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual shares. Future appreciation on shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances: (i) if shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted an incentive stock option, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares acquired upon exercise of the incentive stock option are held longer than the later of one year from the date of exercise and two years from the date of grant; and (iii) an award may be taxable at 20% above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or stock in settlement of the award, if the award constitutes "deferred compensation" under Section 409A of the Internal Revenue Code, and the requirements of Section 409A of the Internal Revenue Code are not satisfied. The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Amended Equity Incentive Plan, and is not intended as tax guidance to participants in the Amended Equity Incentive Plan, as the tax consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits

Awards under the Amended Equity Incentive Plan will be granted in amounts and to individuals as determined by the compensation committee in its sole discretion. Therefore, the benefits or amounts that will be received by outside directors, officers, advisers and consultants of the Company, to personnel of our Manager or its affiliates and to others expected to provide bona fide services to the Company, under the Amended Equity Incentive Plan are not determinable at this time.

Outstanding Awards – As of December 31, 2023

The following table sets forth information regarding shares remaining available for future issuance, under the Equity Incentive Plan as of December 31, 2023, the last day of our most recently completed fiscal year.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,062,116	$—	428,959
Equity compensation plans not approved by security holders	—	—	—
Total	1,062,116	—	428,959
___________________________________
(1)    Consists of shares to be issued upon vesting of outstanding restricted stock units, which do not have an average exercise price.
(2)    The securities shown in this column may be issued as restricted stock, restricted stock units and/or other equity-based awards to eligible awardees under our Equity Incentive Plan.

The Board recommends a vote FOR the approval of the Amended Equity Incentive Plan to increase the number of shares authorized for issuance thereunder by 2,525,000 shares as disclosed in this Proxy Statement.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “SEC”), nor shall such information be incorporated by reference into any such filings under the Securities Act or the Exchange Act.
REPORT OF THE AUDIT COMMITTEE
The primary role of the audit committee (the “Audit Committee”) of the board of directors (the “Board”) of Ares Commercial Real Estate Corporation (the “Company”) is to assist the Board in its oversight of, among other things, the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of any independent registered public accounting firm engaged by the Company, and the performance of the Company’s internal audit function and any independent registered public accounting firm. However, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate, fairly present the information shown or are in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and applicable rules and regulations. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with any law, regulation or rule of the New York Stock Exchange (“NYSE”), or the Company’s Corporate Governance Guidelines or Code of Business Conduct and Ethics. The Company's management is responsible for the preparation, presentation and integrity of its financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.
The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to the conformity of such financial statements with GAAP and for auditing and reporting on the effectiveness of the Company's internal control over financial reporting.
The directors that serve on the Audit Committee have reviewed and discussed the Company’s audited financial statements with management and with Ernst & Young LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board and the SEC, including Auditing Standard No. 1301, Communications with Audit Committees, as currently in effect (which superseded Statement on Auditing Standard No. 16), as adopted by the Public Company Accounting Oversight Board for audits of fiscal years beginning on or after December 15, 2012.
The Audit Committee assists the Board in appointing our independent registered public accounting firm, Ernst & Young LLP, which includes, among other things, reviewing and evaluating the performance of the lead audit partner responsible for our audit, overseeing the required rotation of the lead audit partner and reviewing and considering the selection of the lead audit partner. In appointing Ernst & Young LLP and the lead audit partner, the Audit Committee considered, among other things, the quality and efficiency of the services provided, including Ernst & Young LLP's performance, the technical capabilities of the engagement teams, external data concerning Ernst & Young LLP's audit quality and performance obtained from reports of the Public Company Accounting Oversight Board and the engagement teams' understanding of our Company’s business. The Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders and have recommended that stockholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
Further, the Audit Committee has (1) received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, (2) discussed with the independent registered public accounting firm its independence and (3) considered, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, the independent registered public accounting firm.

The Board has determined that each member of the Audit Committee is independent for purposes of the NYSE Listed Company Manual and Rule 10A-3 under the Exchange Act. The Board has also determined that each member of the Audit Committee is financially literate as required by the NYSE Listed Company Manual, and that each of William L. Browning, Edmond N. Moriarty, III and James E. Skinner has the accounting or related financial management expertise required by the NYSE Listed Company Manual, and is an “audit committee financial expert” within the meaning of the rules and regulations of the Securities and Exchange Commission (the “SEC”).
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2023 be included in the Company’s Annual Report on Form 10‑K for such year for filing with the SEC. In addition, the Audit Committee approved, and recommended to the Board that it approve, Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and that the selection of Ernst & Young LLP be submitted to the Company’s stockholders for ratification.

The Audit Committee William L. Browning (Chairperson) Edmond N. Moriarty, III James E. Skinner

CORPORATE GOVERNANCE—BOARD OF DIRECTORS AND COMMITTEES
Board Leadership Structure
Our business is managed by our Manager, subject to the supervision and oversight of the Board. A majority of the Board is “independent,” as determined by the requirements of the NYSE corporate governance listing requirements and the rules and regulations of the SEC. Our Board has the responsibility for establishing broad corporate policies and for our overall performance and direction, but is not involved in our day‑to‑day operations. Our directors keep informed about our business by attending meetings of the Board and its committees and through supplemental reports and communications with our Manager and our executive officers. Our non‑management directors meet regularly in an executive session without the presence of our officers or management directors to review, among other matters, the performance of our Chief Executive Officer and senior management. In addition, our non‑management directors will meet in executive session at other times at the request of any non‑management director. Our independent directors also meet in executive session at least once a year. Our Lead Independent Director, Caroline E. Blakely, acts as the presiding independent director and presides at meetings of the independent directors or non‑management directors.
The Board monitors and performs an oversight role with respect to our business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of certain of our service providers. Among other things, the Board elects our officers and either directly or by delegation to the audit committee or compensation committee reviews and monitors the services and activities performed by our Manager and our officers.
The Board has designated Caroline E. Blakely, one of our independent directors, to serve as Lead Independent Director. The Lead Independent Director serves as the liaison between management and the independent directors. The Lead Independent Director’s duties include facilitating communication with the Board, presiding over regularly conducted executive sessions of the independent directors and calling meetings of the independent directors. It is the role of the Lead Independent Director to review matters such as the Board meeting agendas and, where appropriate, other information provided to the directors, the allocation of sufficient time for discussion, and the number and frequency of Board meetings; however, all directors are encouraged to, and in fact do, consult with management on each of the above topics. The Lead Independent Director and each of the other directors communicate routinely with the Chairman of the Board and our Chief Executive Officer (who if elected at the Annual Meeting will become a member of our Board), as appropriate, regarding appropriate agenda topics and other matters related to the Board. The Board believes that a Lead Independent Director with the ability to call meetings of independent directors when necessary improves the independence of the Board’s leadership structure and its role in risk oversight, as discussed further below under “Board Role in Risk Oversight”.
Under the Bylaws, the Board may designate a Chair to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to him or her by the Board. We do not have a fixed policy as to whether the Chair of the Board should be an independent director and we believe that our flexibility to select our Chair and reorganize our leadership structure from time to time is in the best interests of our Company and our stockholders.
Presently, Mr. Benjamin serves as the Chairman of the Board. We believe that we are best served through our existing leadership structure with Mr. Benjamin serving as a non-executive Chairman of the Board combined with Ms. Blakely serving as Lead Independent Director. We believe that Mr. Benjamin’s familiarity with the Ares platform, including as Co-Head of Ares Real Estate, and depth of experience as a senior real estate executive qualifies him to serve as the Chairman of the Board, and his relationship with Ares provides an effective bridge between the Board and our Manager, thus ensuring an open dialogue between the Board and our Manager and that both groups act with a common purpose.
The Board has formed an audit committee, a nominating and governance committee and a compensation committee and has adopted charters for each of these committees which are available on our website at www.arescre.com. The audit committee currently has three directors, the compensation committee currently has three directors and the nominating and governance committee currently has three directors. Each of these committees is composed exclusively of independent directors, as defined by the NYSE corporate governance listing requirements and the rules of the SEC.
The Board has had the exclusive power to amend our Bylaws since our formation. Our Bylaws primarily address matters such as quorums for board, committee and stockholders meetings; stock certificates; inspectors of election; corporate seals; checks, drafts and deposits; written consents of directors and committees as well as advance notice of stockholder nominations and proposals, stockholder‑requested special meeting procedures and indemnification and expense advancement for directors and officers. Our Board has considered our corporate governance policies, including our Board’s exclusive power to amend our Bylaws, and considered feedback received from our stockholders and the voting results at our annual meetings of stockholders. We believe that the Board is best suited to address these issues because under Maryland law each director has legal duties to our Company, access to more information (including the views of other directors) than any single stockholder or group of stockholders and the legitimacy of having been elected by the stockholders. Most importantly, Maryland law requires each director to act with a reasonable belief that his or her action is in the best interests of our Company as a continuing entity rather than in the interest of the stockholders, who are a constantly changing group and none of whom has any duty to our Company.
We believe that the leadership structure of our Board must be evaluated from time to time and that our existing Board leadership structure provides sufficient independent oversight over our Manager. In addition, we believe that the current governance structure, including the office of the Lead Independent Director and a Board made up of a majority of independent directors, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs. However, we re‑examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.
Board Role in Risk Oversight
The Board performs its risk oversight function primarily through the audit committee, which reports to the entire Board and is comprised solely of independent directors. The audit committee, with input from our Manager and our General Counsel, discusses and reviews our guidelines and policies, as applicable, with respect to risk assessment and risk management, including our major financial risk exposures, enterprise risk‑management, including environmental, social and governance (“ESG”) and cybersecurity risks and the steps management has taken to monitor and control such exposures. With respect to cybersecurity, certain members of the Ares Management Enterprise Risk Committee periodically report to our audit committee as well as our full Board, as appropriate, on cybersecurity matters. For more details on ESG efforts of Ares Management, see “Ares Management’s Responsible Investment, Community Involvement and Employee Diversity, Equity and Inclusion.” In addition, the audit committee’s risk oversight responsibilities include overseeing: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualifications and independence of any independent registered public accounting firm engaged by us; (4) the performance of our internal audit function and our independent registered public accounting firm and (5) major financial risk exposures, including cybersecurity, and the steps management has taken to monitor and control such exposures.
In addition, the Board and the audit committee meet regularly with our Manager and consider the feedback our Manager provides concerning the risks related to our enterprise, business, operations and strategies. Our Manager regularly reports to the Board and the audit committee on our investment portfolio and the risks related thereto, asset impairments, leverage position, affiliate payments (including payments made and expenses reimbursed pursuant to the terms of the Management Agreement), compliance with applicable covenants under the agreements governing our indebtedness, compliance with our qualification as a real estate investment trust for U.S. federal income tax purposes, or “REIT,” and compliance with our exemption from registration under the Investment Company Act of 1940, as amended. Members of the Board are routinely in contact with our Manager and our executive officers, as appropriate, in connection with their consideration of matters submitted for the approval of the Board or the audit committee and the risks associated with such matters. As described below in more detail under “Nominating and Governance Committee” and “Compensation Committee,” the nominating and governance committee and compensation committee also assist the Board in fulfilling its risk oversight responsibilities.
We believe that the extent of the Board’s (and its committees’) role in risk oversight complements the Board’s leadership structure because it allows our independent directors, through the three fully independent Board committees, executive sessions with the independent auditors, and otherwise, to exercise oversight of risk without any conflict that might discourage critical review.
We believe that a board of directors’ role in risk oversight must be evaluated on a case by case basis and that the Board’s role in risk oversight is appropriate. However, we re‑examine the manner in which the Board administers its oversight function on an ongoing basis to ensure that it continues to meet our needs.

Number of Meetings of the Board and Attendance in 2023
During 2023, the Board held four formal meetings, the audit committee held eight formal meetings, the nominating and governance committee held four formal meetings and the compensation committee held five formal meetings. Each director then in office attended at least 75% of the meetings of the Board and of the meetings of the committees of the Board on which such director served. We expect each director serving on the Board to regularly attend meetings of the Board and the committees on which such director serves, and to review, prior to meetings, materials distributed in advance for such meetings. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the chairperson of the appropriate committee in advance of such meeting. We encourage, but do not require, the directors to attend our annual meetings of stockholders. Five directors attended our 2023 annual meeting of stockholders.
Audit Committee
The members of the audit committee during 2023 and the current members of the audit committee are Messrs. Browning, Moriarty and Skinner, each of whom is independent for purposes of the NYSE corporate governance listing requirements and rules and regulations of the SEC. Mr. Browning currently serves as Chairperson of the audit committee.
The audit committee is responsible for the appointment, compensation, retention and oversight of the work of our independent accountants, reviewing with our independent accountants the plan and results of the audit engagement, approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. During meetings of the audit committee, members of the audit committee, our independent accountants and other attendees, including members of management, discussed and reviewed, among other matters, the following: our SEC filings, including our annual audited and quarterly unaudited financial statements, our critical accounting policies and practices, the financial reporting process, management’s assessment of the effectiveness of our internal control over financial reporting, the effect of regulatory and accounting initiatives on our financial statements and ESG risks. In addition, the audit committee discussed with management our major financial risk exposures and enterprise risk management, including our cybersecurity and other risk exposures relevant to our computerized information system controls and security and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The specific responsibilities of the audit committee are set forth in its written charter, which is available for viewing on our website at www.arescre.com.
The Board has determined that each of Messrs. Browning, Moriarty and Skinner has the accounting or related financial management expertise required by the NYSE Listed Company Manual, and is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC. In addition, the Board has determined that all of the members of the audit committee are financially literate as required by the NYSE Listed Company Manual.
Nominating and Governance Committee
The members of the nominating and governance committee during 2023 and the current members of the nominating and governance committee are Mr. April, Mr. Moriarty and Ms. Parekh, each of whom is independent for purposes of the NYSE corporate governance listing requirements and rules and regulations of the SEC. Mr. April currently serves as Chairperson of the nominating and governance committee.

The nominating and governance committee’s responsibilities include identifying individuals qualified to become Board members (consistent with the criteria approved by the Board) and recommending for selection by the Board the director nominees to stand for election at each annual meeting of our stockholders, recommending to the Board director nominees for each committee of the Board, developing and recommending to the Board a set of corporate governance guidelines and recommending to the Board such other matters of corporate governance as the nominating and governance committee deems appropriate. The nominating and governance committee reviews the independence of Board members and director nominees and monitors all other activities that could interfere with such individuals’ duties to us. In addition, the nominating and governance committee annually facilitates the assessment of our Board’s performance as a whole, including its committees, and that of the individual directors and reports thereon to our Board. The specific responsibilities of the nominating and governance committee are set forth in its written charter, which is available for viewing on our website at www.arescre.com.

In considering possible candidates for election as a director, the nominating and governance committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:
•    are of high character and integrity;
•    are accomplished in their respective fields, with superior credentials and recognition;
•    have relevant knowledge, experience, skills, diversity, and other characteristics upon which to be able to offer advice and guidance to management;
•    have sufficient time available to devote to our affairs;
•    are able to work with the other members of the Board and contribute to our success;
•    can represent the long‑term interests of our stockholders as a whole; and
•    are selected such that the Board represents a diverse range of backgrounds and experience.
The Board is committed to a policy of inclusiveness and to pursuing diversity in terms of background and perspective. As such, when evaluating candidates for nomination as new directors, the nominating and governance committee seeks to consider candidates with diverse backgrounds in terms of knowledge, experience, skills, and other characteristics. To further this objective, the nominating and governance committee seeks to ensure that the initial list of candidates from which new director nominees are chosen by the Board includes candidates with a broad mix of racial, ethnic, and gender diversity.
The nominating and governance committee will consider recommendations for nomination of directors from our stockholders. Nominations made by stockholders must be delivered to or mailed (setting forth the information required by the Bylaws) and received at our principal executive offices not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date on which we first mailed our proxy materials for the previous year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting has changed by more than 30 days from the prior year, the nomination must be received no earlier than the 150th day prior to the date of such annual meeting nor later than 5:00 p.m., Eastern Time, on the later of (1) the 120th day prior to the date of such annual meeting or (2) the 10th day following the day on which public announcement of such meeting date is first made.
Compensation Committee
The members of the compensation committee during 2023 and the current members of the compensation committee are Messrs. April, Browning and Skinner, each of whom is independent for purposes of the NYSE corporate governance listing requirements and rules and regulations of the SEC, including the compensation committee requirements of NYSE Rule 303A.05 and Rule 303A.02(a)(ii). Mr. Skinner currently serves as Chairperson of the compensation committee.
The compensation committee is responsible for overseeing plans and programs related to the compensation of our Manager, including reviewing the performance of and compensation payable to the Manager pursuant to the Management Agreement, administering and implementing our Equity Incentive Plan and preparing reports on or relating to executive compensation required by the rules and regulations of the SEC. The compensation committee, with input from its compensation consultant and our Manager, discusses and considers potential risks that arise from our compensation practices, policies and programs. The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a sub‑committee, independent director, or committee comprised of independent directors, to the extent permitted by applicable laws, regulations, and NYSE rules. The specific responsibilities of the compensation committee are set forth in its written charter, which is available for viewing on our website at www.arescre.com.
Communications with the Board of Directors
The Board welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board, to the non‑management or independent directors as a group or to any particular director, to the following address: c/o Ares Commercial Real Estate Corporation, 245 Park Avenue, 42nd Floor, New York, NY 10167. Stockholders should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director or group of directors. Any such communications may be made anonymously. Unsolicited advertisements, invitations to conferences or promotional materials, in the discretion of our Secretary, are not required, however, to be forwarded to the directors.
Code of Business Conduct and Ethics
The Board has established a Code of Business Conduct and Ethics that applies to our directors, officers and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:
•    honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•    full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•    compliance with applicable governmental laws, rules and regulations;
•    prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•    accountability for adherence to the code.
Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors may be made only by the Board and will be promptly disclosed as required by law or stock exchange regulations on our website at ir.arescre.com. Waivers to the Code of Business Conduct and Ethics can otherwise be obtained from the audit committee or another committee comprised of independent directors designated by the Board to serve such function. The Code of Business Conduct and Ethics can be accessed via our website at www.arescre.com.
Corporate Governance Guidelines (including Director Majority Vote Resignation Policy)
The Board has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which the Board carries out certain of its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are the composition of the Board, roles and standards of conduct of directors, director qualification standards, the role of the Lead Independent Director, access to management and independent advisors, director compensation, director orientation and continuing education, management succession, the annual performance evaluation and review of the Board and its committees and our director majority vote resignation policy. For a description of our director majority vote resignation policy, see the section of this proxy statement entitled “Proposal 1: Election of Directors.” Our Corporate Governance Guidelines do not prohibit directors from serving simultaneously on multiple companies’ boards but require that, if a director serves on four or more public company boards simultaneously, including our Board, a determination is made by our Board as to whether such simultaneous service impairs the ability of such member to effectively serve our Company. In addition, under our audit committee charter, our Board must determine that the simultaneous service of an audit committee member on the audit committees of more than three public companies would not impair such member’s ability to effectively serve on our audit committee. The Corporate Governance Guidelines can be accessed via our website at www.arescre.com.
Hedging and Speculative Trading
The Board has adopted, as part of our insider trading policy, prohibitions against our executive officers and directors and any director, officer or employee of our Manager engaging in transactions of a speculative nature involving our securities, including, but not limited to, buying or selling puts or calls or other derivative securities based on our securities. In addition, such persons are prohibited from short-selling our securities or entering into hedging or monetization transactions or similar arrangements with respect to our securities (other than securities granted under our Equity Incentive Plan).
Pledging of Company Securities

The Board has adopted, as part of our insider trading policy, prohibitions against our executive officers and directors and any director, officer or employee of our Manager holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan.

Stock Ownership Guidelines

To align the interests of our directors, executive officers and stockholders, the Board expects our directors and certain of our executive officers to own significant equity in our Company. Accordingly, we have adopted stock ownership guidelines (the “Stock Ownership Guidelines”) requiring (1) each director to achieve an equity ownership level in the Company equal to three times the annual cash fees received by the independent directors for serving on the Board and (2) our Chief Executive Officer and Chief Financial Officer to maintain ownership of at least 100,000 and 32,000 shares of our common stock, respectively. Restricted common stock awards, including unvested restricted stock, granted in respect of annual director fees or otherwise are counted toward achieving the Stock Ownership Guidelines. Directors have a three‑year grace period and our Chief Executive Officer and Chief Financial Officer have a six-year grace period to comply with the Stock Ownership Guidelines, commencing on the date which is the later of the adoption of the Stock Ownership Guidelines and the election as a director or appointment or promotion as an executive officer, as applicable. In the event of any increase to the directors’ annual cash fees, the directors will have a one‑year grace period from the time of the increase to acquire any additional equity needed to meet the Stock Ownership Guidelines. If, at the end of the applicable grace period, any director or executive officer does not achieve the requisite equity ownership level, we will require such director or executive officer to hold all vested awards of equity, other than awards withheld or sold to pay withholding taxes, until the required ownership level has been satisfied. Additionally, the nominating and governance committee reserves the right to provide exceptions for extenuating personal circumstances on a case‑by‑case basis.
Ares Management’s Responsible Investment, Community Involvement and Human Capital Management

Our Manager is a subsidiary of Ares Management, a publicly traded, leading global alternative asset manager. Ares Management is a signatory to the United Nations Principles for Responsible Investment (PRI) and public supporter of the Financial Stability Board Taskforce on Climate-related Financial Disclosures (TCFD). Ares Management has adopted a Responsible Investment Program for the conduct of its business and works collaboratively with its various underwriting, asset management, legal and compliance teams to appropriately integrate relevant ESG considerations into the investment process. During 2020, Ares Management’s Real Assets Group launched an ESG integration process to support the effort. Since the launch of the ESG integration process, the Ares Real Assets Group has implemented or enhanced its assessment of current commercial real estate debt investments and potential new deals, including, in most new cases, utilization of an ESG screening matrix and borrower questionnaires, which include topics such as third-party climate risk assessments, building efficiency and certifications, social and governance policies and greenhouse gas reduction efforts.

Ares Management strives to be a force for good and a leader in its approach to giving and engagement. Ares Management actively supports local communities and charities through firm-wide sponsorships, board positions, charitable donations and grass roots volunteerism. The Ares Charitable Foundation (the “Ares Foundation”) seeks to help accelerate equality of economic opportunity by supporting nonprofit organizations and initiatives that provide career preparation and reskilling, encourage entrepreneurship and deepen individuals’ understanding of personal finance. Through the Ares In Motion program, Ares Management offers employees a variety of opportunities to support local communities and nonprofit organizations in a meaningful way.

Ares Management has advised us that it believes that its people and culture are the most critical strategic drivers of its success as a firm. Ares Management has also advised us that it believes creating a welcoming and inclusive work environment with opportunities for growth and development is essential to attracting and retaining a high-performance team, which is in turn necessary to drive differentiated outcomes. Ares Management believes that the unique culture, which centers upon values of collaboration, responsibility, entrepreneurialism, self-awareness and trustworthiness, makes it a preferred place for top talent at all levels to build a long-term career within the alternative asset management industry. Ares Management invests heavily in its human capital efforts, including (i) talent management, (ii) diversity, equity and inclusion, (iii) employee health and wellness, (iv) flexibility and (v) philanthropy. As of December 31, 2023, Ares Management had over 2,850 full time employees, located in over 35 offices in more than 15 countries. Of those employees, over 255 were investment professionals within Ares Management’s real estate team.

Composition of our Board of Directors
The following charts show the gender, ethnic and age composition of our Board, as of December 31, 2023:

Demographic Background
Gender
Male	6
Female	2
Age
40-55	2
56-65	2
66-76	4
Ethnicity
White/Caucasian	7
Two or More Races or Ethnicities	1
Stockholder Outreach and Engagement
We believe that effective corporate governance includes regular and constructive communication with our stockholders to understand their perspectives and answer their inquiries. Throughout the year, we engage with a significant portion of our stockholders, including our top institutional investors. Through these outreach efforts, we discuss a variety of topics of interest to our stockholders, including, among other things, our financial performance, strategy and corporate governance policies and practices.
At the 2023 annual meeting of stockholders held on May 25, 2023, a significant majority of our stockholders that voted at the annual meeting with respect to the proposal, voted in favor of the proposal to elect each of Mr. Benjamin and Ms. Blakely as Class II directors to serve until our 2026 annual meeting of stockholders and until their successors are duly elected and qualify. In connection with the proposal, we engaged in stockholder outreach regarding our corporate governance policies and practices.
We reexamine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs. This examination includes discussion of, among other matters, our corporate policies, committee charters, rights of our stockholders, provisions of our Charter and Bylaws and provisions of Maryland law that are applicable to us. As a result of such reexamination and in consideration of the feedback received from our stockholders, over the past few years we have implemented the following changes:
•We established a Lead Independent Director and appointed Caroline E. Blakely in this role;
•We adopted Stock Ownership Guidelines applicable to our directors and our Chief Executive Officer and Chief Financial Officer;
•We adopted, as part of our insider trading policy, prohibitions against the use of margin accounts, pledging, hedging and speculative trading with respect to Company securities;
•We adopted a director majority vote policy as part of our Corporate Governance Guidelines;
•We appointed an additional independent director to the Board in 2021, resulting in 75% of our Board being comprised of independent directors;

•We amended our Bylaws to enhance certain procedural requirements for the submission of stockholder nominees as a result of the effectiveness of Rule 14a-19 under the Exchange Act; and
•We adopted a clawback policy that complies with NYSE’s new clawback rules promulgated under Section 10D of the Exchange Act and the rules promulgated thereunder.

COMPENSATION OF DIRECTORS
Our independent directors receive an annual fee of $175,000, payable approximately 54% in shares of restricted common stock and approximately 46% in cash. The awards of restricted common stock in respect of annual fees, which are granted pursuant to our Equity Incentive Plan, vest ratably on a quarterly basis over a one‑year period. The lead independent director receives an additional annual fee of $25,000 in cash. The chairperson of the audit committee receives an additional annual fee of $20,000 in cash, and the chairperson of each of the nominating and governance committee and compensation committee receives an additional annual fee of $10,000 in cash for his or her additional services in these capacities. In addition, each audit committee member, other than the chairperson, receives an additional annual fee of $10,000 in cash, and each member of the nominating and governance committee and compensation committee (other than the chairperson of such committees) receives an additional annual fee of $5,000 in cash for his or her services in these capacities. Each of our directors is also entitled to reimbursement of reasonable out of pocket expenses incurred in connection with attending each Board meeting and each committee meeting. Each of our directors who were outside directors at the time of joining the Board received an initial grant of 5,000 restricted shares of our common stock in connection with joining the Board. In 2022, the compensation committee engaged FPC to review the compensation of our independent directors and as a result of such assessment, the compensation of directors was increased in 2022.
The following table shows information regarding the compensation received by our independent directors for the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock Awards ($)(2)(3)	Total ($)
Rand S. April	$95,000	$95,000	$190,000
Caroline E. Blakely	$105,000	$95,000	$200,000
William L. Browning	$105,000	$95,000	$200,000
Edmond N. Moriarty, III	$95,000	$95,000	$190,000
James E. Skinner	$100,000	$95,000	$195,000
Rebecca Parekh	$85,000	$95,000	$180,000
___________________________________

(1)    Amounts in this column represent the total annual Board and committee fees paid to independent directors in 2023.
(2)    Amounts in this column represent the aggregate grant date fair value of awards of restricted stock calculated in accordance with FASB ASC Topic 718. The grant date fair values of awards have been determined based on the assumptions and methodologies set forth in Note 10 to our financial statements included in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2023.
(3)    As of December 31, 2023, the following directors had the following amounts of shares of outstanding unvested restricted common stock: Mr. April, 5,355, Ms. Blakely, 5,355, Mr. Browning, 5,355, Mr. Moriarty, 5,355, Ms. Parekh, 7,440, Mr. Skinner, 5,355.

EXECUTIVE OFFICERS
Set forth below is biographical information for each of our executive officers as of April 4, 2024. The information set forth below was furnished to us by each named executive officer. No executive officer has been selected as an executive officer pursuant to any agreement or understanding with us or any other person.

Name	Age	Position(s) Held with Company and Length of Time Served
Bryan P. Donohoe	45	Chief Executive Officer since December 2019
Tae‑Sik Yoon	56	Chief Financial Officer since July 2012; Treasurer since June 2015
David A. Roth	57	President since July 2019
Anton Feingold	43	Vice President and Secretary since April 2014; General Counsel since April 2019

Bryan P. Donohoe has been our Chief Executive Officer since December 2019. Mr. Donohoe’s biographical information is included in the section titled “Proposal 1: Election of Directors—Nominees for Class III Directors—New Director Nominee” of this proxy statement.

Tae‑Sik Yoon has been our Chief Financial Officer and Treasurer since 2012 and 2015, respectively. Mr. Yoon serves as a Partner and Chief Financial Officer of Ares Real Estate and the Private Equity Group, and serves on the Ares Real Estate Group Global Investment Committee and Ares Real Estate Debt Investment Committee. Prior to joining Ares in July 2012, Mr. Yoon served as Senior Vice President of Akridge, a privately held commercial real estate investment and services company. From 1999 to 2009, Mr. Yoon held various positions at J.E. Robert Companies, Inc. and its affiliates, including as Managing Director from 2003 to 2005 and Chief Financial Officer from 2005 to 2009. Mr. Yoon also served in the real estate investment banking group at Morgan Stanley & Co. from 1989 to 1991, and again from 1997 to 1999, and was an attorney at the law firm of Williams & Connolly LLP from 1994 to 1997. He is a graduate of Johns Hopkins University and Harvard Law School.
David A. Roth has been our President since July 2019. Mr. Roth serves as a Partner and Co-Head of U.S. Real Estate in Ares Real Estate and serves on the Ares Real Estate’s Global and Debt Investment Committees. Prior to joining Ares in January 2019, Mr. Roth held various positions in the Real Estate Group at Blackstone from 2006 through the end of 2017, including as a Senior Managing Director. Previously, he was a Principal in the Acquisitions Group at Walton Street Capital, a Senior V.P. and Chief Investment Officer - Europe at Security Capital Group and an Associate at Wachtell Lipton Rosen & Katz. Mr. Roth earned a B.A. degree from Dartmouth College and a J.D. from New York University School of Law.
Anton Feingold was appointed as our General Counsel in April 2019 and has been serving as our Vice President and Secretary since April 2014. Mr. Feingold is a Partner in the Ares Legal Group, Assistant Secretary of Ares Management Corporation, and Vice President and Assistant Secretary of CION Ares Diversified Credit Fund. He additionally serves as a director of Postal Realty Trust, Inc. (NYSE: PSTL). Prior to joining Ares, Mr. Feingold worked at Clifford Chance from 2004 to 2014, where he was a Senior Associate. Mr. Feingold graduated from University of Birmingham with a Bachelor of Laws (LL.B Honors) and received a Postgraduate Diploma in Legal Practice at BPP University in London.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
We are externally managed and advised by our Manager pursuant to the Management Agreement. For details regarding payments under the Management Agreement, see “Certain Relationships and Related Transactions—Management Agreement.”
Each of our named executive officers is an employee of our Manager or one of its affiliates. We rely completely on our Manager to provide us with investment advisory services and our Manager manages our day to day operations. As highlighted in the table below, we do not provide cash compensation to any of our named executive officers or other officers.
Instead, we pay our Manager a base management fee and an incentive fee and we reimburse our Manager for our allocable share of the salaries and other compensation paid by the Manager or its affiliates to our (a) Chief Financial Officer, based on the percentage of his time spent on our affairs and (b) other corporate finance, tax, accounting, internal audit, legal, risk management, operations, compliance and other non‑investment professional personnel of our Manager or its affiliates who spend all or a portion of their time managing our affairs based on the percentage of their time spent on our affairs. We have reported the compensation that we reimburse to our Manager for our named executive officers in “Summary Compensation Table” set forth below.

Highlights of our Management Agreement and Compensation Structure
• Base Management Fee—Our Manager receives a management fee equal to 1.5% of our stockholders’ equity, subject to certain adjustments, which is used, in part, to pay the compensation of our Manager’s employees, with no specific portion allocated to our named executive officers. For 2023, the management fees were approximately $11.9 million.
• Incentive Fee—Our Manager is eligible for performance‑based fees if our Core Earnings (as defined in the Management Agreement) exceed certain thresholds set forth in the Management Agreement with our Manager. For fiscal year 2023, the incentive fee was approximately $0.3 million.
• Role of our Named Executive Officers—All of our named executive officers are employees of our Manager or one of its affiliates and are engaged in additional capacities for our Manager and its affiliates. Our Manager is responsible for the compensation of our named executive officers and other employees of our Manager who support the services our Manager provides to us. We do not determine the compensation payable by our Manager to our Chief Executive Officer, Chief Financial Officer or the other personnel described above. See “Compensation of our Named Executive Officers by Ares Management” below.

Compensation of our Named Executive Officers by Ares Management
Our Manager is a subsidiary of Ares Management, a publicly traded, leading global alternative asset manager. As of December 31, 2023, Ares Management had more than 2,850 employees operating across North America, Europe, Asia Pacific and the Middle East. Since its inception in 1997, Ares Management has adhered to a disciplined investment philosophy that focuses on delivering strong risk‑adjusted investment returns throughout market cycles. Ares Management believes its distinct but complementary investment groups in Real Assets, which manages comprehensive equity and debt strategies across real estate and infrastructure investments, as well as Credit, Private Equity and Secondaries is a market leader based on assets under management and investment performance. Ares Management was built upon the fundamental principle that each group benefits from being part of the greater whole.

Ares Management’s compensation program is designed to attract, motivate and retain talented professionals who drive its success, including the success of our company. Ares Management’s compensation policy has several primary objectives:
•    Performance‑Based Compensation: Establish a clear relationship between performance and compensation;
•    Alignment: Align the interests of key employees with fund investors and unitholders to maximize value; and
•    Competitive Pay: Provide competitive incentive opportunities, with an appropriate balance between short‑term and long‑term incentives.
    Ares Management utilizes a variety of compensation components to achieve its objectives, including the following:
•    Base salaries: Dictated by employee proficiency and experience in their roles. In addition to base salary, Ares Management utilizes a blend of variable and long‑term pay vehicles to further incentivize and retain talent and provide an overall compensation package that is competitive with the market.
•    Performance‑Based discretionary bonuses: Generally paid annually to employees based on Ares Management’s profitability, market analysis and employee performance. Select senior professionals may also receive carried interest or incentive fee participation. Our Manager and its affiliates take into account our performance as a factor in determining the compensation of certain of our named executive officers. For example, to the extent that our Manager earns additional incentive fees under the Management Agreement in the future, certain of our named executive officers may be eligible to receive a portion of such incentive fee.
•    Equity grants: Ares Management’s grants equity to incentivize its key employees’ continued employment and to align the interests of management with fund investors and unitholders, including grants of restricted units.
For more information on the compensation program at Ares Management, please see Executive Compensation in Ares Management’s Proxy Statement filed with Securities and Exchange Commission on April 28, 2023.
Each of our named executive officers is an employee of our Manager or one of its affiliates. Our Manager uses the proceeds from the management fee, in part, to pay the compensation of our named executive officers and other employees of our Manager who support the services our Manager provides to us. Except for the grants of time-vested restricted stock units ("RSUs") described in “—2023 Equity Grants” below, we did not pay any compensation of any kind to our named executive officers during the fiscal year ended December 31, 2023. We have reported the compensation that we reimbursed to our Manager for our named executive officers in the table set forth below. Other than these reimbursed amounts, our Manager and its affiliates cannot segregate and identify that portion of the compensation awarded to, earned by or paid to each of our named executive officers that relates exclusively to their services to us, as all of our named executive officers are engaged in additional capacities for our Manager and its affiliates. As such, the compensation of our named executive officers reflects their various roles with our Manager and its affiliates. Decisions with respect to our named executive officers’ compensation are made based on the compensation policy of Ares Management described above rather than a specific formula to calculate the fixed and variable or incentive pay portion of our named executive officers’ compensation.
In order to provide stockholders with additional context in which to consider our named executive officers’ compensation in relation to our management fee and incentive fee, we provide an estimate of aggregate compensation of our named executive officers paid by Ares Management and its affiliates that may reasonably be associated with the company based on the approximate percentage of each of their time spent on our affairs during fiscal year 2023. Applying such methodology to the compensation of our named executive officers for 2023, the total compensation paid by Ares Management and its affiliates to our named executive officers reasonably associated with their management of our company is approximately $1.0 million. Of this compensation, approximately 46% was fixed compensation and 54% was variable or incentive compensation. See “Certain Relationships and Related Transactions—Management Agreement,” for more detail regarding the management fee and incentive fee paid pursuant to the Management Agreement.

Equity Compensation
The Board has delegated its administrative responsibilities under our Equity Incentive Plan to the compensation committee. The charter of the compensation committee provides that it shall approve all awards granted under the Equity Incentive Plan. Pursuant to our Equity Incentive Plan, the compensation committee may, from time to time, grant awards consisting of restricted shares of our common stock, restricted stock units and/or other equity‑based awards to qualified directors, officers, advisors, consultants and other personnel, including the named executive officers. The compensation committee’s objectives in developing and administering equity‑based awards are to create incentives to improve long‑term stock price performance and focus on long‑term business objectives, create substantial retention incentives for award recipients and enhance our ability to pay compensation based on our overall performance, each of which further align the interests of the awardees with our stockholders. The equity‑based awards are generally subject to time‑based vesting requirements designed to achieve strong performance for our Company. When issuing equity‑based awards, the compensation committee considers the value and terms of such awards in light of the level of risk that was taken to generate those returns to ensure that compensation decisions neither encourage nor reward excessive or inappropriate risk taking. Further the compensation committee seeks to support a culture committed to paying for performance where compensation is commensurate with the level of performance achieved while maintaining flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy, and our prevailing business environment, as well as changing employment market dynamics. While the compensation committee implements and approves all awards granted under our Equity Incentive Plan related to our named executive officers and approves recommendations related to incentive compensation for our other employees, the compensation committee seeks and considers the advice and counsel of Mr. Benjamin, our Chairman, given his familiarity with Ares Management’s compensation philosophy as Head of Ares Real Estate Group.
The compensation committee will, on an ongoing basis, continue to examine and assess our executive compensation practices relative to our compensation philosophy and objectives, as well as competitive market practices, and will make or recommend to our Board modifications to the compensation programs, as deemed appropriate.
Compensation Consultant
The compensation committee engaged FPC as its independent compensation consultant to assist the compensation committee in developing and evaluating the framework for issuing long-term equity-based awards to our named executive officers and other personnel of our Manager. At the time of FPC’s engagement, the compensation committee reviewed FPC’s independence and determined that FPC’s work for the compensation committee did not raise any conflict of interest pursuant to the SEC and NYSE rules. FPC met with the compensation committee on several occasions in 2023 to discuss guiding principles, industry pay practices, compensation strategy and other compensation considerations.
2023 Equity Grants
In December 2023, we granted 59,000, 21,000 and 40,000 RSUs under our Equity Incentive Plan to Messrs. Donohoe, Feingold and Yoon, respectively. The RSUs issued in December 2023 are scheduled to vest ratably on an annual basis over a three-year period, beginning on January 1, 2025, generally subject to the named executive officer’s continued service through the applicable vesting date. In determining each of these equity-based awards for 2023, the compensation committee did not apply any fixed metrics. Rather, the compensation committee took into consideration a range of factors, including financial performance such as the performance of our common stock and our return on equity, as well as operational performance such as our investment activity, management of our financing facilities, our operations, policies and practices, as well as the performance of each of our named executive officers.
RSUs represent a right to receive shares of our common stock, subject to satisfaction of the applicable vesting condition(s), with such shares of common stock to be delivered upon or as soon as reasonably practicable following the applicable vesting date. In addition, to the extent that ordinary cash dividends are paid to holders of shares of our common stock, outstanding RSUs are entitled to a corresponding dividend equivalent payment.
Section 280G of the Internal Revenue Code

Section 280G of the Code disallows a tax deduction with respect to “excess parachute payments” to certain executive officers of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax penalty on the individual receiving the “excess parachute payment.” Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans or programs and other equity-based compensation. “Excess parachute payments” are parachute payments that excess a threshold determined under Section 280G of the Internal Revenue Code based on an executive officer’s prior compensation. In approving compensation arrangements for our named executive officers, the Manager, the Board and the compensation committee, as applicable, consider all elements of the cost to us of providing such compensation, including the potential impact of Section 280G of the Code. However, the Board may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility of Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent. We do not provide for excise tax gross-ups to our executive officers and do not expect to do so in the future.

Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year.

Section 409A Considerations

Section 409A of the Code, affects the manner by which deferred compensation opportunities are offered to our named executive officers because Section 409A requires, among other things, that “non-qualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer certain kinds of deferred compensation. We intend to operate our existing compensation arrangements that are covered by Section 409A in accordance with the applicable rules thereunder, and we will continue to review and amend our compensation arrangements where necessary to comply with Section 409A.

Say on Pay Vote
At our annual meeting of stockholders during 2023, we provided our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the named executive officers for the fiscal year ended December 31, 2022. A substantial majority of our stockholders (approximately 95%) that voted on this matter at that annual meeting of stockholders approved the compensation of the named executive officers as described in our proxy statement for our annual meeting of stockholders during 2023. The Board and compensation committee reviewed the results of this non-binding, advisory “say on pay” vote and considered the results supportive of our compensation policies and decisions.
Clawback Policy

On October 31, 2023, the Board adopted a Clawback Policy that complies with NYSE’s new clawback rules promulgated under Section 10D of the Exchange Act and the rules promulgated thereunder. If we are required to prepare an accounting restatement of its financial statements due to our material noncompliance with any such financial reporting requirement, the Board will require reimbursement or forfeiture of the Overpayment (as defined below) received by any covered executive from the Company during the three completed fiscal years immediately preceding the date on which we are required to prepare the restatement and any transition period (that results from a change in the Company’s fiscal year) within or immediately following those three completed fiscal years. Executives covered by the clawback policy are current and former executive officers, as determined by the Board in accordance with Section 10D of the Exchange Act, the rules promulgated thereunder, and the NYSE listing standards. Incentive-based compensation is defined as any compensation that is granted to, earned by, or received by, a covered executive, based wholly or in part upon the attainment of a financial reporting measure. The amount subject to recovery is the amount of incentive-based compensation received from the Company that is in excess of the amount of incentive-based compensation that otherwise would have been received from the Company had the incentive-based compensation been determined based on the restated financial statements, and must be computed without regard to any taxes paid (“Overpayment”). The Clawback Policy will only apply to incentive-based compensation received on or after the date the Clawback Policy was adopted by the Board.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any such filings under the Securities Act or the Exchange Act.
COMPENSATION COMMITTEE REPORT
The compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of Ares Commercial Real Estate Corporation (the “Company”) is responsible for administering the Company’s Equity Incentive Plan and overseeing the performance of Ares Commercial Real Estate Management LLC (the “Manager”) and the management fees and other compensation payable to the Manager pursuant to the Amended and Restated Management Agreement between the Company and the Manager dated July 26, 2022. The directors that serve on the Compensation Committee have reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee James E. Skinner (Chairperson) Rand S. April William L. Browning

2023 Summary Compensation Table
The following table shows the amounts reimbursed to our Manager with respect to the annual compensation received by the named executive officers for the fiscal years ended December 31, 2021, 2022 and 2023 that were allocable to us, except that no disclosure is provided for any named executive officer, other than our principal executive officer and principal financial officer, whose total compensation did not exceed $100,000. No other executive officers are included as named executive officers in the table below because we did not reimburse our Manager for any amounts in excess of $100,000 with respect to any compensation received by any other executive officer for the fiscal year ended December 31, 2023. As noted elsewhere herein, the named executive officers do not receive any direct cash compensation from us. See “—Compensation of our Executive Officers by Ares Management” above.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Bryan P. Donohoe	2023	—	—	637,200	—	637,200
Chief Executive Officer	2022	—	—	686,080	—	686,080
	2021	—	—	760,200	—	760,200

Tae‑Sik Yoon(2)	2023	125,609	57,780	432,000	—	615,389
Chief Financial Officer and Treasurer	2022	129,666	68,723	428,800	—	627,189
	2021	147,243	78,039	434,400	—	659,682

Anton Feingold(2)	2023	90,373	81,901	226,800	—	399,074
General Counsel, Vice President and Secretary	2022	117,083	101,899	209,040	—	428,022
	2021	104,505	83,031	195,480	—	383,016
___________________________________

(1)    Amounts in this column represent the aggregate grant date fair value of awards of restricted shares of common stock and RSUs computed in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718. The grant date fair values of awards have been determined based on the assumptions and methodologies set forth in Note 10 to our financial statements included in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2023.
(2)    Amounts in the columns entitled “Salary” and “Bonus” represent the allocable share of the compensation, including annual base salary and discretionary bonus, which we reimbursed to our Manager.

2023 Grants of Plan‑Based Awards
The following table summarizes certain information regarding plan-based awards granted during the 2023 fiscal year to our named executive officers.

Name and Principal Position	Grant Date	Date of Board Action	All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(2)
Bryan P. Donohoe	December 20, 2023	December 13, 2023	59,000	(1)	$637,200
Tae‑Sik Yoon	December 20, 2023	December 13, 2023	40,000	(1)	$432,000
Anton Feingold	December 20, 2023	December 13, 2023	21,000	(1)	$226,800
____________________________________

(1)    The RSUs vest in three equal annual installments on each of January 1, 2025, 2026 and 2027.
(2)     The amount in this column represents the aggregate grant date fair value of the award granted in 2023 computed in accordance with FASB ASC Topic 718.
2023 Outstanding Equity Awards at Fiscal Year End
The following table summarizes certain information regarding equity‑incentive plan awards outstanding as of the end of the 2023 fiscal year to the named executive officers. The market value of the shares in the following table is the fair value of such shares at December 31, 2023.

	Stock Awards
Name and Principal Position	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Bryan P. Donohoe	168,666	$1,747,380
Tae‑Sik Yoon	108,333	$1,122,330
Anton Feingold	53,000	$549,080
______________________________
(1) The amounts in this column represent the following grants of RSUs pursuant to our Equity Incentive Plan granted to our named executive officers that were outstanding as of December 31, 2023. For more information on the RSUs, see “Compensation Discussion and Analysis—Equity Compensation” and “Compensation Discussion and Analysis—2023 Equity Grants.”
a.Mr. Donohoe: 10,666 RSUs granted on December 21, 2020 that vested on January 1, 2024; 35,000 RSUs granted on December 21, 2021, one-half of which vested on January 1, 2024 and the remaining one-half of which vests on January 1, 2025; 64,000 RSUs granted on December 20, 2022, one-third of which vested on January 1, 2024, and the remaining two-third of which vest ratably on January 1, 2025 and January 1, 2026; and 59,000 RSUs granted on December 13, 2023 that vest in three equal annual installments on each of January 1, 2025, 2026 and 2027.
b.Mr. Yoon: 8,333.33 RSUs granted on December 21, 2020 that vested on January 1, 2024; 20,000 RSUs granted on December 21, 2021, one-half of which vested on January 1, 2024 and the remaining one-half of which vests on January 1, 2025; 40,000 RSUs granted on December 20, 2022, one-third of which vested on January 1, 2024, and the remaining two-third of which vest ratably on January 1, 2025 and January 1, 2026; and 40,000 RSUs granted on December 13, 2023 that vest in three equal annual installments on each of January 1, 2025, 2026 and 2027.
c.Mr. Feingold: 3,500 RSUs granted December 21, 2020 that vested on January 1, 2024; 9,000 RSU granted on December 2021, one-half of which vested on January 1, 2024 and the remaining one-half of which vests on January 1, 2025; 19,000 RSUs granted on December 20, 2022, one-third of which vested on January 1, 2024, and the remaining two-third of which vest ratably on January 1, 2025 and January 1, 2026; and 21,000 RSUs granted on December 13, 2023 that vest in three equal annual installments on each of January 1, 2025, 2026 and 2027.
(2)    Based on the closing price of our common stock on the last business day of the fiscal year ended December 31, 2023 of $10.36.

2023 Option Exercises and Stock Vested
No stock options have been granted by us to date. The following table summarizes certain information regarding awards of RSUs that vested during the 2023 fiscal year with respect to the named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Bryan P. Donohoe	40,750	$430,245
Tae‑Sik Yoon	20,954	$220,765
Anton Feingold	8,000	$83,965
______________________________

(1)    Represents the gross number of shares acquired on vesting of RSUs, without taking into account any shares withheld to satisfy applicable tax obligations.
(2)    The Value Realized on Vesting column reflects the aggregate value realized with respect to all RSUs that vested in fiscal year 2023. The value realized in connection with each vesting of RSUs is calculated as the number of vested RSUs multiplied by the closing price of our common stock on the vesting date.
Retirement Benefits
The named executive officers received no benefits in the 2023 fiscal year from us under defined pension or defined contribution plans.
Nonqualified Deferred Compensation
We do not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax‑qualified for the named executive officers.
Potential Payments Upon Termination or Change in Control
The named executive officers are employees of our Manager or its affiliates and therefore we generally have no obligation to pay them any form of compensation upon their termination of employment, except with respect to any RSU award agreement entered into between us and such named executive officer. Other than as noted below, these agreements provide that any unvested portion of the award shall be immediately and irrevocably forfeited and cancelled for no consideration upon a termination of employment. Upon a Change in Control (as defined in our Equity Incentive Plan), the compensation committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control, but only if the compensation committee determines that such adjustments do not have a substantial adverse economic impact on the participants (as determined at the time of the adjustments). The RSUs granted to the named executive officers will fully vest if (i) such named executive officer incurs a termination of service due to death or disability or (ii) there is a Change of Manager Event (as defined in the RSU award agreement) prior to the termination of such named executive officer’s service. If the Company terminates such named executive officer’s services due to his termination of employment with Ares Operations LLC (an affiliate of our Manager which employs the named executive officers) without Cause (as defined in the RSU award agreement), the portion of such RSUs that would have vested during the 12 months following such termination will vest.
The following table sets forth information on the potential value of the accelerated RSUs to the named executive officers upon certain terminations or upon a change in control, assuming such termination or change in control occurred on December 31, 2023:

	Acceleration of Equity Vesting ($)(1)
	Donohoe	Yoon	Feingold
Termination in connection with a change in control	$—	$—	$—
Termination due to termination of employment with Ares Operations LLC without Cause	$512,820	$328,070	$150,220
Termination due to Death or Disability	$1,747,380	$1,122,330	$549,080
Termination in connection with a Change in Manager Event	$1,747,380	$1,122,330	$549,080
___________________________
(1)Reflects the value of the acceleration of the named executive officer’s RSUs, determined based on the closing price of a share of our common stock on December 31, 2023 (the last trading day of the fiscal year), which was $10.36.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC Rules) and certain financial performance of the Company. We do not use any financial performance measures to link compensation actually paid to our named executive officers to the Company’s performance. Accordingly, pursuant to SEC rules, we have not included a “Company-Selected Measure” or a tabular list of performance measures. For more information about our executive compensation program, please refer to the “Executive Compensation—Compensation Discussion and Analysis” above.

	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)	Net Income (Loss)
Year	($)	($)	($)	($)	($)	($)	($ in thousands)
2023	637,200	795,446	507,232	575,017	107.35	79.21	(38,867)
2022	686,080	425,295	527,606	429,903	92.97	69.20	29,785
2021	760,200	996,739	521,349	661,164	116.63	91.50	60,460
2020	629,625	880,553	619,994	485,604	86.85	77.80	21,840
___________________________________
(1)    The dollar amounts reported in this column are the amounts of total compensation reported for our Chief Executive Officer (the “PEO”) for each corresponding year, as reported in the “Total” column of the Summary Compensation Table. The name of the PEO of the Company reflected in these columns for each of the applicable fiscal years is Bryan P. Donohoe.
(2)     “Compensation Actually Paid” has been calculated in accordance with the requirements of Item 402(v)(2)(iii) of Regulation S-K and does not reflect compensation actually earned, realized or received. The following adjustments in the table below were made to the amounts reported for Mr. Donohoe in the Summary Compensation Table. In calculating “Compensation Actually Paid”, the fair value or change in fair value, as applicable, of the equity award adjustments included in each calculation was computed in accordance with FASB ASC Topic 718. Importantly, the dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Donohoe during the applicable year.

	2020	2021	2022	2023
Description	($)	($)	($)	($)
Reported Summary Compensation Total for PEO	629,625	760,200	686,080	637,200
Change in Pension Value Deduction for PEO(a)	—	—	—	—
Pension Service Cost Addition for PEO(a)	—	—	—	—
Prior Pension Service Cost Addition for PEO(a)	—	—	—	—
Reported Stock Awards Deduction for PEO(b)	(629,625)	(760,200)	(686,080)	(637,200)
Equity Award Adjustments for PEO(c)	880,553	996,739	425,295	795,446
Compensation Actually Paid to PEO	880,553	996,739	425,295	795,446
____________________________________

(a)    The Company has no pension plans.
(b)     Total grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year. Mr. Donohoe did not receive option awards in the years shown.
(c)     For each covered year, the amounts added or deducted in calculated equity award adjustments include:

	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Covered Year for PEO	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards for PEO	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year for PEO	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year for PEO	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year for PEO	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation for PEO	Total Equity Award Adjustments for PEO
Year	($)	($)	($)	($)	($)	($)	($)
2023	611,240	7,677	—	10,928	—	165,602	795,447
2022	658,560	(367,268)	—	4,883	—	129,120	425,295
2021	763,350	150,347	—	—	—	83,042	996,739
2020	830,723	—	—	—	—	49,830	880,553
____________________________________
(3)     The dollar amounts reported in this column represent the average of the total amounts reported for our non-PEO named executive officers (the“Other NEOs”) for each corresponding year in the “Total” column of the Summary Compensation Table. For each of the applicable fiscal years, our Other NEOs were Tae-Sik Yoon and Anton Feingold.
(4)     “Compensation Actually Paid” has been calculated in accordance with the requirements of Item 402(v)(2)(iii) of Regulation S-K and does not reflect compensation actually earned, realized or received. When calculating the “average compensation actually paid for the Other NEOs, the following adjustments in the table below were made to the amounts reported in the Summary Compensation Table. In calculating “Compensation Actually Paid”, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. Importantly, the dollar amounts do not reflect the actual amount of compensation earned by or paid to our Other NEOs as a group during the applicable year.

	2020	2021	2022	2023
Description	($)	($)	($)	($)
Average Reported Summary Compensation Total for Other NEOs	619,994	521,349	527,606	507,232
Average Change in Pension Value Deduction for Other NEOs(a)	—	—	—	—
Average Pension Service Cost Addition for Other NEOs(a)	—	—	—	—
Average Prior Pension Service Cost Addition for Other NEOs(a)	—	—	—	—
Average Reported Stock Awards Deduction for Other NEOs(b)	(274,938)	(314,940)	(318,920)	(329,400)
Average Equity Award Adjustments for Other NEOs(c)	140,548	454,755	221,217	397,185
Average Compensation Actually Paid to Other NEOs	485,604	661,164	429,903	575,017
____________________________________

(a)    The Company has no pension plans.

(b)     Average total grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year. The Other NEOs did not receive option awards in the years shown.
(c)     For each covered year, the amounts added or deducted in calculated equity award adjustments include:

	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Covered Year for Other NEOs	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards for Other NEOs	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year for Other NEOs	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year for Other NEOs	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year for Other NEOs	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation for Other NEOs	Total Equity Award Adjustments for Other NEOs
Year	($)	($)	($)	($)	($)	($)	($)
2023	315,980	3,512	—	3,397	—	74,297	397,185
2022	306,128	(148,297)	—	8,122	—	55,266	221,217
2021	316,245	68,172	—	25,568	—	44,770	454,755
2020	258,239	(61,905)	—	(90,040)	—	34,254	140,548
____________________________________
(5)     The total shareholder return as calculated based on a fixed investment of one hundred ($100) dollars measured from the market close on December 31, 2019 (the last trading day of 2019) through and including the end of the fiscal year for each year reported in the table. The information disclosed for the years 2022, 2021 and 2020 reflects the correction of a misinterpretation of the methodology required to calculate total shareholder return under Item 402 of Regulation S-K that was applied to the information we previously disclosed in our definitive proxy statement filed with the SEC on April 6, 2023.
(6)     Total shareholder return for our peer group is the Bloomberg REIT Mortgage Index (the “Peer Group”), which we also use for purposes of the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2023. The information disclosed for the years 2022, 2021 and 2020 reflects the correction of a misinterpretation of the methodology required to calculate total shareholder return under Item 402 of Regulation S-K that was applied to the information we previously disclosed in our definitive proxy statement filed with the SEC on April 6, 2023.

Pay versus Performance Comparative Disclosure

As described in more detail in the section titled “Executive Compensation–Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the table above. Further, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “Compensation Actually Paid” for a particular year (as computed in accordance with Item 402(v) of Regulation S-K).

In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between the information presented in the table above.

Net Income
The following charts show the relationship between (1) the compensation actually paid to our PEO(s) and the average compensation actually paid to the Other NEOs (each as calculated pursuant to Item 402(v)(2)(iii) of Regulation S-K) and (2) the Company net income attributable to common stockholders (“Net Income”) for the last four fiscal years.

PEO Compensation vs. Other NEO Compensation vs. Net Income
Net Income
$50,000,000
$25,000,000
$—
$(25,000,000)
$(50,000,000)
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
PEO and Other NEO Compensation
2020
2021
2022
2023
Other NEO Compensation
PEO Compensation
Net Income

Total Shareholder Return

The following charts show the relationship between (1) the compensation actually paid to our PEO and the average compensation actually paid to the Other NEOs (each as calculated pursuant to Item 402(v)(2)(iii) of Regulation S-K), (2) the cumulative total shareholder return (“TSR”) of the Company for its last four completed fiscal years and (3) a comparison of the Company’s Peer Group TSR for the four-year period. The Company’s TSR generally outperformed the Peer Group during the four years presented in the table, representing the Company’s superior financial performance as compared to the companies comprising the Peer Group. The information disclosed for the years 2022, 2021 and 2020 reflects the correction of a misinterpretation of the methodology required to calculate total shareholder return under Item 402 of Regulation S-K that was applied to the information we previously disclosed in our definitive proxy statement filed with the SEC on April 6, 2023.

PEO Compensation vs. Other NEO Compensation vs. Company TSR vs. Peer Group TSR
PEO and Other NEO Compensation
$1,250,000
$1,000,000
$750,000
$500,000
$250,000
TSR
$200
$150
$100
$50
2020
2021
2022
2023
Company TSR
Peer Group TSR
PEO Compensation
Other NEO Compensation

Compensation Policies and Practices as they Relate to Risk Management

We are externally managed and advised by our Manager pursuant to the Management Agreement. Except for grants of restricted shares of common stock and RSUs described above, we did not pay any compensation of any kind to our named executive officers during the fiscal year ended December 31, 2023. Instead, we pay our Manager a base management fee of 1.5% of our stockholders’ equity per year, an incentive fee and expense reimbursements. The management fee may not be increased or revised without the approval of our independent directors. Our compensation committee is charged with overseeing plans and programs related to the compensation of our Manager, including reviewing the performance of and compensation of our Manager. See “Certain Relationships and Related Transactions—Management Agreement,” for more detail regarding the management fee and incentive fee paid pursuant to the Management Agreement.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth certain information as of March 26, 2024, the record date, regarding the ownership of each class of our capital stock by:
•    each of our directors and nominee for director;
•    each of the named executive officers;
•    all of our directors and executive officers as a group;
•    each person known by us to beneficially hold 5% or more of our common stock; and
•    other principal shareholders.
In accordance with SEC rules, each listed person’s beneficial ownership includes:
•    all shares the investor actually owns beneficially or of record;
•    all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and
•    all shares the investor has the right to acquire within 60 days.
Ownership information for those persons who beneficially own 5% or more of the outstanding shares of the Company’s common stock is based upon Schedule 13D, Schedule 13G or other filings by such persons with the SEC and other information obtained from such persons.
Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 245 Park Avenue, 42nd Floor, New York, NY 10167.

Name and Address	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Class(2)
Name of Beneficial Owner
Named Executive Officers, Directors and Nominee
Michael J Arougheti	711,545	*
Rand S. April(3)	60,710	*
William S. Benjamin(4)	36,596	*
Caroline E. Blakely(5)	52,913	*
William L. Browning(6)	46,074	*
Edmond N. Moriarty, III	41,488	*
Rebecca J. Parekh	19,841	*
James E. Skinner	58,800	*
Bryan P. Donohoe	200,923	*
Anton Feingold	68,975	*
Tae‑Sik Yoon	219,253	*
All directors and executive officers as a group (12 persons)	1,517,118	2.8%
5% or More Beneficial Owners
BlackRock, Inc.(7)	4,898,960	9.0%
The Vanguard Group(8)	2,748,768	5.1%
Other Principal Shareholders
Entities affiliated with Antony P. Ressler(9)	2,136,010	3.9%
_________________________________

*    Represents less than 1% of the shares of common stock outstanding.
(1)Amount shown includes unvested restricted shares of common stock and RSUs granted to our directors and executive officers pursuant to our Equity Incentive Plan as of March 26, 2024. The following unvested restricted shares and RSUs vest within 60 days of March 26, 2024.

Unvested Restricted Shares and RSUs
Rand S. April	2,677
Caroline E. Blakely	2,677
William L. Browning	2,677
Bryan P. Donohoe	0
Anton Feingold	0
Edmond N. Moriarty, III	2,677
Rebecca J. Parekh	3,094
James E. Skinner	2,677
Tae‑Sik Yoon	0
_________________________________
(2)Based on 54,422,613 shares of common stock outstanding on March 26, 2024.
(3)Includes 58,033 shares of common stock held by April Family 2013 Living Trust of which Mr. April and his spouse are the trustees.
(4)Consists of shares of common stock held by William S. Benjamin 2017 No. 1 Trust of which a family member of Mr. Benjamin is a trustee.
(5)Includes 13,008 shares of common stock held by The Caroline E. Blakely Living Trust of which Ms. Blakely is a trustee.
(6)Includes 43,397 shares of common stock held by The Browning Family Trust of which Mr. Browning is a trustee.

(7)On its Schedule 13G filed with the SEC on January 25, 2024, BlackRock, Inc. reported sole voting power with respect to 4,793,440 shares of common stock beneficially owned by it and sole dispositive power with respect to 4,898,960 shares of common stock beneficially owned by it. The Schedule 13G reports a beneficial ownership percentage of shares of common stock of 9.0% based on our number of shares of common stock then outstanding, which does not include any shares acquired or sold since such percentage was calculated for the purposes of the Schedule 13G. The 9.0% shown above represents BlackRock, Inc.'s reported beneficially owned shares as a percentage of our number of shares outstanding as of March 26, 2024. BlackRock, Inc.’s address is 50 Hudson Yards, New York, New York 10001.
(8)On its Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group reported shared voting power with respect to 30,688 shares of common stock beneficially owned by it, sole dispositive power with respect to 2,671,948 shares of common stock beneficially owned by it and shared dispositive power with respect to 76,820 shares of common stock beneficially owned by it. The Schedule 13G reports a beneficial ownership percentage of shares of common stock of 5.08% based on our number of shares of common stock then outstanding, which does not include any shares acquired or sold since such percentage was calculated for the purposes of the Schedule 13G. The 5.1% shown above represents The Vanguard Group’s reported beneficially owned shares as a percentage of our number of shares outstanding as of March 26, 2024. The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355.
(9)Includes (1) 756,010 shares of common stock held by Greek Associates, a California general partnership, of which Mr. Ressler is the general partner, and (2) 1,380,000 shares of common stock held by the Ressler/Gertz Family Foundation, of which Mr. Ressler is a co‑trustee and shares voting and dispositive power with his spouse and children. Mr. Ressler is the Co‑Founder and Executive Chairman of Ares Management. The business address of Mr. Ressler is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

DELINQUENT SECTION 16(A) REPORTS
Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established and the Company is required to report herein any failure to file such reports by those due dates. The Company has identified one purchase of shares by Bryan P. Donohoe effected in 2020, which due to an inadvertent oversight, was reported on April 4, 2024.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We have procedures in place for the review, approval and monitoring of transactions involving us and certain persons related to us. For example, we have a Code of Business Conduct and Ethics and Corporate Governance Guidelines that generally restrict the ability of any of our officers, directors or employees to engage in any transaction where there is a conflict between such individual’s personal interest and our interests. In addition, the audit committee is required to review and pre-approve or ratify all related party transactions (as defined in Item 404 of Regulation S‑K), unless such transactions are separately pre-approved by a majority of our independent directors. In determining whether to pre-approve or ratify a transaction, the members of the audit committee and our other independent directors will take into account such factors as they deem appropriate. The charter for the audit committee, Code of Business Conduct and Ethics and Corporate Governance Guidelines can be accessed via our website at www.arescre.com.
Management Agreement
We are party to the Management Agreement, pursuant to which our Manager provides for the day‑to‑day management of our operations. The Management Agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that may be approved and monitored by the Board. The Management Agreement has a term that expires on April 25, 2024, and will be automatically renewed for successive one‑year terms thereafter, unless terminated by either us or our Manager. Our Manager is entitled to receive a termination fee from us under certain circumstances.
Pursuant to the terms of the Management Agreement, our Manager is paid a base management fee equal to 1.5% per annum of our stockholders’ equity (as defined in our Management Agreement), calculated and payable quarterly in arrears. For the fiscal year ended December 31, 2023, we incurred approximately $11.9 million in base management fees and $0.3 million in incentive fees payable to our Manager pursuant to the Management Agreement.
We do not reimburse our Manager for the salaries and other compensation of its personnel, except for the allocable share of the salaries and other compensation of our (a) Chief Financial Officer, based on the percentage of his time spent on our affairs and (b) other corporate finance, tax, accounting, internal audit, legal, risk management, operations, compliance and other non‑investment professional personnel of our Manager or its affiliates who spend all or a portion of their time managing our affairs based on the percentage of their time spent on our affairs. In addition, we are required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations. For the fiscal year ended December 31, 2023, we reimbursed our Manager for approximately $3.4 million, which amount represented the portion of the allocable expenses payable by us under the Management Agreement for which our Manager sought reimbursement. Ares Management, from time to time, incurs fees, costs, and expenses on behalf of more than one investment vehicle. To the extent such fees, costs, and expenses are incurred for the account or benefit of more than one fund, each such investment vehicle will typically bear an allocable portion of any such fees, costs, and expenses in proportion to the size of its investment in the activity or entity to which such expense relates (subject to the terms of each fund’s governing documents) or in such other manner as Ares Management considers fair and equitable under the circumstances such as the relative fund size or capital available to be invested by such investment vehicles. Where an investment vehicle’s governing documents do not permit the payment of a particular expense, Ares Management will generally pay such investment vehicle’s allocable portion of such expense.
Our Manager is a subsidiary of Ares Management, an entity in which certain directors and officers of our Company and members of the Investment Committee of our Manager have ownership and financial interests. Our Manager and Ares Management have agreed that for so long as our Manager is managing us, neither Ares Management nor any of its affiliates will sponsor or manage any other U.S. publicly traded REIT that invests primarily in the same asset classes as us. Ares Management and its affiliates may sponsor or manage another U.S. publicly traded REIT that invests generally in real estate assets but not primarily in our target investments. Other than as described in the immediately preceding sentence, neither Ares Management nor any of our affiliates are otherwise restricted from sponsoring or managing other funds or any other investment vehicles that are managed by Ares Management.
Ares Management and our Manager endeavor to allocate investment opportunities in a fair and equitable manner, subject to Ares Management’s allocation policy. Ares Management’s allocation policy, which may be amended without our consent, is intended to enable us to share equitably with any other investment vehicles that are managed by Ares Management. In general, investment opportunities are allocated taking into consideration various factors, including, among others, the relevant investment vehicles’ available capital, their investment objectives or strategies, their risk profiles and their existing or prior positions in an issuer/security, their potential conflicts of interest, the nature of the opportunity and market conditions, as well as the rotation of investment opportunities.
Co-Investments with and Loan Acquisitions from other Ares Vehicles
From time to time, we may co-invest with other investment vehicles managed by Ares Management or its affiliates and their portfolio companies, including by means of splitting investments, participating in investments or other means of syndication of investments. For such co-investments, we generally expect to act as the administrative agent for the holders of such investments provided that we maintain a majority of the aggregate investment. No fees will be received by us for performing such service. Our investment in such co-investments are generally made on a pari-passu basis with the other Ares managed investment vehicles and we are not obligated to provide, nor have we provided, any financial support to the other Ares managed investment vehicles. As such, our risk is limited to the carrying value of our investment and we recognize only the carrying value of our investment in its consolidated balance sheets.
    One or more affiliates of Ares Management may originate commercial real estate loans, which may be made available to purchase by other investment vehicles, including us and other Ares Management managed investment vehicles. From time to time, we may purchase such commercial real estate loans from affiliates of Ares Management. Although our Manager will approve the purchase of such loans only on terms, including the consideration to be paid, that are determined by our Manager in good faith to be appropriate for us, it is possible that the interests of Ares Management could be in conflict with ours and the interests of our stockholders. Our opportunity to purchase loans from Ares Management and its affiliates may be on different and potentially less favorable economic terms than other Ares managed vehicles if our Manager deems such purchase as being otherwise in our best interests. For additional detail on the purchase or co-investment of such loans see the discussion of related party transactions set forth in Note 14 to our financial statements included in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2023.

Servicing Agreements

Certain of our subsidiaries, along with our lenders under certain of our secured funding facilities have entered into various servicing agreements with our Manager’s servicer. Our Manager’s servicer has agreed that no servicing fees pursuant to these servicing agreements would be charged to us or our subsidiaries for so long as the Management Agreement remains in effect, but that our Manager’s servicer will continue to receive reimbursement for overhead related to servicing and operational activities pursuant to the terms of the Management Agreement.
Registration Rights Agreement
We are a party to a registration rights agreement with regard to shares held from time to time by Ares Investments Holdings LLC (“Ares Investments”), a subsidiary of Ares Management, and its affiliates, which we refer to as the registrable shares. Pursuant to the registration rights agreement, we granted Ares Investments and its direct and indirect transferees:
•    unlimited demand registration rights to have the registrable shares registered for resale; and
•    in certain circumstances, the right to “piggy‑back” the registrable shares in registration statements we might file in connection with any future public offering.
Notwithstanding the foregoing, any registration is subject to cutback provisions, and we are permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods.”
“Ares” License Agreement
We have entered into a license agreement with Ares Management, pursuant to which it granted us a non‑exclusive, royalty‑free license to use the name “Ares.” Under this agreement, we have a right to use this name for so long as Ares Commercial Real Estate Management LLC remains our Manager. This license agreement may be terminated by either party without penalty upon 180 days’ written notice to the other.

Director and Officer Indemnification and Liability Insurance
We purchase directors’ and officers’ liability insurance on behalf of our directors and officers. In addition, we have entered into indemnification agreements with each of our current directors and executive officers and intend to enter into indemnification agreements with each of our future directors and executive officers. The indemnification agreements provide these directors and executive officers the maximum indemnification permitted under Maryland law. The agreements provide, among other things, for the advancement of expenses and indemnification for liabilities which such person may incur by reason of his or her status as a present or former director of our Company in any action or proceeding arising out of the performance of such person’s services as a present or former director or executive officer of our Company.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2024 ANNUAL MEETING
Stockholders may present proper nominations of candidates for director or other proposals for inclusion in our proxy statement and proxy card for consideration at the next annual meeting of stockholders by submitting such nominations or proposals in writing to our Secretary in a timely manner, calculated in the manner provided in Rule 14a‑8(e) of the Exchange Act, applicable state law and our Charter and Bylaws.
Deadlines for Submitting Stockholder Proposals for Inclusion in the Company’s Proxy Statement and Proxy Card
To be considered timely under Rule 14a‑8(e) of the Exchange Act for inclusion in our proxy statement and proxy card for a regularly scheduled annual meeting, a stockholder’s proposal must be received at our principal executive offices not less than 120 calendar days before the anniversary of the date our proxy statement was released to stockholders for the previous year’s annual meeting. Accordingly, a stockholder’s proposal must be received no later than December 5, 2024 in order to be included in our proxy statement and proxy card for the 2025 annual meeting of stockholders.
Deadlines for Submitting Notice of Stockholder Proposals for Consideration at the Company’s 2025 Annual Meeting
The deadline for submitting notice of a stockholder’s nomination of a candidate for director or other proposal for consideration at the 2025 annual meeting of stockholders under the current Bylaws, is not earlier than the 150th day prior to the first anniversary of the date of release of the proxy statement for the preceding year’s annual meeting nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of release of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of (1) the 120th day prior to the date of such annual meeting or (2) the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, a stockholder’s nomination of a candidate for director or other proposal must be received no earlier than November 5, 2024 and no later than 5:00 p.m., Eastern Time, on December 5, 2024 in order to be considered at the 2025 annual meeting of stockholders. In order to be considered timely, such notice shall be delivered to the Secretary at our principal executive office and shall set forth all information required under Section 11 of Article II of the Bylaws. In addition, stockholders who intend to solicit proxies in support of candidates for director, other than the Company’s nominees, must also comply with any additional requirements of Rule 14a-19 under the Exchange Act.

ANNUAL REPORT AVAILABLE
A copy of our 2023 annual report containing audited financial statements accompanies this proxy statement.
We will provide to each stockholder a copy (without exhibits, unless otherwise requested) of our annual report free of charge. Requests should be directed to the Investor Relations Department at Ares Commercial Real Estate Management, 245 Park Avenue, 42nd Floor, New York, NY 10167. Copies of these documents may also be accessed electronically by means of the SEC’s home page on the internet at http://www.sec.gov. The annual report is not part of the proxy solicitation materials.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year a number of brokers with account holders who are our stockholders will be “householding” its proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Investor Relations Department at Ares Commercial Real Estate Management, 245 Park Avenue, 42nd Floor, New York, NY 10167 or 888‑818‑5298. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement and annual report at their addresses and would like to request “householding” of their communications should contact their brokers.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 22, 2024: The Notice of Annual Meeting, proxy statement and the Company’s 2023 annual report are available at: http://materials.proxyvote.com/04013V.
OTHER MATTERS
The Board is not aware of any other matters to be presented at the Annual Meeting or at any adjournment or postponement thereof. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such matters.
You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the virtual Annual Meeting, you are requested to promptly submit your proxy voting instructions.

By Order of the Board of Directors,
/s/ ANTON FEINGOLD Anton Feingold General Counsel, Vice President and Secretary
New York, New York
April 4, 2024

Exhibit A

SECOND AMENDMENT TO
ARES COMMERCIAL REAL ESTATE CORPORATION
AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN

THIS SECOND AMENDMENT (this “Amendment”) to the Ares Commercial Real Estate Corporation Amended and Restated 2012 Equity Incentive Plan is made and adopted by the Board of Directors (the “Board”) of Ares Commercial Real Estate Corporation (the “Company”), effective as of May 22, 2024 (the “Effective Date”), subject to approval by the Company’s stockholders. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).
RECITALS

WHEREAS, the Company maintains the Ares Commercial Real Estate Corporation Amended and Restated 2012 Equity Incentive Plan, as amended on February 9, 2022 (the “Plan”);

WHEREAS, pursuant to Section 17 of the Plan, the Board has the authority to amend the Plan before the ten-year anniversary of the Amendment Effective Date, subject to certain limitations; and

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date, subject to approval by the Company’s stockholders:

AMENDMENT

1. Section 6 of the Plan is hereby amended and restated in its entirety as follows:

“Subject to adjustments pursuant to Section 13, the total number of shares of Common Stock reserved and available for issuance with respect to awards granted under the Plan shall be 5,015,000 shares of Common Stock (the “Share Reserve”). Subject to adjustments pursuant to Section 13, the maximum number of shares of Common Stock underlying Grants that may be awarded in any one year to any Grantee is 500,000. Without limiting the preceding sentence, the maximum number of shares of Common Stock with respect to which Options may be granted in any one year to any Grantee is 500,000. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted over the life of the Plan is a number equal to the Share Reserve. Notwithstanding the first sentence of this Section 6, (a) Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options or Restricted Stock Units but are later forfeited or for any reason or otherwise are not payable under the Plan, (b) Shares underlying an Option that remains unexercised at the expiration, forfeiture or other termination of such Option, and (c) Shares underlying Restricted Stock Units that are settled in cash, may again be made subject to Grants. Further notwithstanding the first sentence of Section 6, any and all shares of Common Stock that are (i) tendered in payment of an Exercise Price (whether by attestation or by other means), (ii) withheld by the Company to satisfy any tax withholding obligation, (iii) repurchased by the Company with the proceeds from an Option exercise, or (iv) covered by a stock appreciation right (to the extent that it is exercised and settled in shares of Common Stock, without regard to the number of shares of Common Stock that are actually issued to the Grantee upon exercise) shall be considered issued pursuant to the Plan and shall not be added to the number of shares that may be issued under the Plan as set forth in the first sentence of this Section 6. Shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares, or Shares previously issued but forfeited under the Plan. The certificates for Shares issued hereunder may include any legend that the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.”

2. This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

3. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

******

Exhibit A

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

ARES COMMERCIAL REAL ESTATE CORPORATION

By:
Name:
Title:

ARES
COMMERCIAL REAL ESTATE CORPORATION

ARES COMMERCIAL REAL ESTATE CORP.
245 PARK AVENUE, 42ND FLOOR
NEW YORK, NY 10167

SCAN TO
VIEW MATERIALS & VOTE

TRANSMIT VOTING INSTRUCTIONS BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 21, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ACRE2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

TRANSMIT VOTING INSTRUCTIONS BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 21, 2024. Have your proxy card in hand when you call and then follow the instructions.

TRANSMIT VOTING INSTRUCTIONS BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V36347-P05726

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARES COMMERCIAL REAL ESTATE CORP.

The Board of Directors recommends vote "FOR" each of the director nominees below:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "**FOR ALL EXCEPT**" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Rand S. April
02) Bryan P. Donohoe
03) James E. Skinner

Persons to serve as Class III Directors until the Company's 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualify.

The Board of Directors recommends a vote "FOR" Proposals 2, 3 and 4:

NOTE: The proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V36348-P05726

ARES COMMERCIAL REAL ESTATE CORPORATION
Annual Meeting of Stockholders
May 22, 2024 at 4:00 PM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Tae-Sik Yoon and Anton Feingold, or either one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to attend the 2024 Annual Meeting of Stockholders of Ares Commercial Real Estate Corporation (the "Company") to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting, and any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The meeting will be held via live audio webcast to enable the stockholders of the Company to participate from any location that is convenient to them. The stockholders of the Company will be able to attend the 2024 Annual Meeting of Stockholders of the Company by visiting www.virtualshareholdermeeting.com/ACRE2024 on May 22, 2024 at 4:00 p.m., Eastern Time. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting, and any adjournments or postponements thereof.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "FOR" PROPOSAL 4. The votes entitled to be cast by the undersigned will be cast at the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. At the present time, the Board of Directors of the Company knows of no other business to be presented at the meeting.

Your vote is important. Please vote immediately.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE